This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to rule 424(b)(5)
 Registration No. 333-284521
SUBJECT TO COMPLETION, DATED DECEMBER 1, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated January 27, 2025)
Belite Bio, Inc
          American Depositary Shares
Representing          Ordinary Shares

We are offering          American depositary shares, or ADSs, representing                 of our ordinary shares, par value US$0.0001 per share, pursuant to this prospectus supplement. Each ADS represents one ordinary share. See “Description of American Depositary Shares” and “Description of Share Capital” in the accompanying prospectus.
Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BLTE.” On December 1, 2025, the last reported sale price of our ADSs on Nasdaq was $154.02 per ADS. The actual offering price per ADS will be as determined between us and the underwriters at the time of pricing.
Our principal executive offices are located at 12750 High Bluff Drive Suite 475, San Diego, CA 92130, and our telephone number is +1-858-246-6240. Our registered address in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly owned subsidiaries in the U.S., Australia, Switzerland, Japan, Taiwan, Hong Kong and the People’s Republic of China, or the PRC. Investors purchasing ADSs in this offering are purchasing equity securities of our Cayman Islands holding company, not of our operating subsidiaries.
We do not have any substantive operations or employees in the PRC at present and the clinical trials in the PRC in connection with our product candidate are conducted via a contract research organization. However, we may still be subject to certain legal and operational risks associated with our clinical trials conducted in the PRC, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations, which may materially and adversely affect our business, financial condition, results of operations and the market price of the ADSs. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer ADSs to investors, and could cause the value of the ADSs to significantly decline or become worthless. Although we are not a China-based issuer, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Such laws and regulations, including China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, and any other future laws and regulations, may require us to incur significant expenses and could materially affect our ability to conduct our business, accept non-PRC investments or list on a U.S. or foreign exchange.
Although the audit report incorporated by reference in this prospectus supplement is prepared by U.S. auditors who are currently inspected by the Public Company Accounting Oversight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, our investors may in the future be deprived of such inspections, which could result in limitations or restrictions to our ability to access the U.S. capital markets. Furthermore, trading in the ADSs may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act (if enacted) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely or the SEC identifies us as a Commission-Identified Issuer, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist the ADSs. The PCAOB currently has access to inspect the working papers of our auditor. Our principal auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report issued on December 16, 2021 as a firm subject to the PCAOB’s determination.
Investing in the ADSs involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement.
As a holding company, we may rely on cash dividends, distributions and other transfers from our subsidiaries to make dividend payments. As of the date of this prospectus supplement, there have not been any such dividends or other distributions from our subsidiaries. In addition, none of our subsidiaries have ever issued any dividends or distributions to us or to U.S. investors.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
	Per ADS	Total
Public offering price	US$	US$
Underwriting discounts and commission(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters have an option to purchase up to an aggregate of      additional ADSs from us at the public offering price, less underwriting discounts and commissions, exercisable within 30 days from the date of this prospectus supplement.
Delivery of the ADSs is expected to be made on or about           , 2025.
Morgan Stanley	Leerink Partners	BofA Securities	Cantor
The date of this prospectus supplement is           , 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the ADSs offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 27, 2025 included in the registration statement on Form F-3 (No. 333-284521), which provides more general information about securities we may offer from time to time and may have been updated since that time with additional information that is incorporated by reference. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement relates to the offering of our ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the heading “Incorporation of Information by Reference.” These documents contain important information that you should consider when making your investment decision.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.
When we refer to “Belite,” “we,” “us,” “our,” and the “Company,” we mean Belite Bio, Inc, together with its direct and indirect wholly owned subsidiaries, Belite Bio Holdings Corp., Belite Bio, LLC, RBP4 Pty Ltd, Belite Bio (HK) Limited, Belite Bio (Taiwan) Inc., Belite Bio (Shanghai) Limited, Belite Bio (Swiss) AG and Belite Bio Japan Inc.
The “Belite Bio” and “倍亮生物” names and logos are our trademarks, trade names and service marks. This prospectus supplement contains additional trademarks, service marks, logos, copyrights and trade names of others, which are the property of their respective owners. All trademarks, service marks, logos, copyrights and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, logos, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, the trademarks, service marks, logos, copyrights and trade names referred to in this prospectus supplement are without the ® and ™ symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, logos, copyrights and trade names or that the applicable owner will not assert its rights to these trademarks, service marks, logos, copyrights and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.
All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and our Annual Reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus supplement for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.
Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:
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our expected application of the net proceeds from this offering;

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the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our discovery programs;

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the timing and likelihood of regulatory filings and approvals, including with respect to additional indications beyond the initial indication for which we are seeking approval for our product candidates;

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our ability to advance our product candidates into drugs, and the successful completion of clinical trials;

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the approval, commercialization, pricing and reimbursement of our product candidates;

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the competitive landscape and size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

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estimates of our costs, expenses, future revenues, capital expenditures and our needs for additional financing;

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our ability to attract and retain senior management and key employees;

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our future business development, financial condition and results of operations;

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future developments, trends, conditions and competitive landscape in the industry and markets in which we operate;

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our strategies, plans, objectives and goals and our ability to successfully implement these strategies, plans, objectives and goals;

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costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

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our ability to establish and maintain collaborations or licensing agreements;

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our ability to identify and integrate new product candidates, technologies and/or suitable acquisition targets;

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our ability to effectively manage our growth;

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changes to regulatory and operating conditions in our industry and markets; and

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the potential impact of epidemics, pandemics or other public health issues on our current and future business development, financial condition and results of operations.

The “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and our Annual Reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus supplement or the accompanying prospectus discusses the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents and other information incorporated by reference into this prospectus supplement, including the financial statements and related notes incorporated by reference herein, and “Risk Factors” starting on page S-12 of this prospectus supplement, before making an investment decision. If you invest in the ADSs, you are assuming a high degree of risk.
Our Business
Overview
We are a clinical stage drug development company focused on advancing novel therapeutics targeting retinal degenerative eye diseases which have significant unmet medical needs such as (i) atrophic age-related macular degeneration (AMD), commonly known as Geographic Atrophy (GA) in advanced dry AMD and (ii) autosomal recessive Stargardt disease type 1, or STGD1. Both GA and STGD1 cause progressive loss of vision leading to permanent blindness. In addition to our lead product candidate (Tinlarebant) which is intended for the treatment of GA and STGD1, our drug development pipeline also includes a small molecule, orally administered compound, LBS-009, which is intended for the treatment of metabolic diseases such as non- alcoholic fatty liver disease, or NAFLD, nonalcoholic steatohepatitis, or NASH, type 2 diabetes, or T2D, and gout.
Tinlarebant (LBS-008)
Our lead product candidate, Tinlarebant (a/k/a LBS-008), is an orally administered, once-a-day tablet intended as an early intervention for maintaining the health and integrity of retinal tissues in STGD1 and GA patients. Currently, there are no FDA approved treatments for STGD1 and no approved orally administered treatments for GA. Therefore, if approved, Tinlarebant would be a novel oral therapeutic addressing an unmet medical need in both STGD1 and GA.
In both STGD1 and GA, the accumulation of bisretinoid toxins has been implicated in the progression of retinal disease leading to irreversible blindness. Bisretinoids are derived from circulating retinol. Therefore, it is hypothesized that reduction of retinol delivery to the eye may reduce bisretinoid accumulation and slow disease progression in STGD1 and GA patients.
The sole carrier protein for delivery of retinol to the eye is serum retinol binding protein 4, or RBP4. Developed from our RBP4 intellectual property portfolio, or RBP4 IP Portfolio, Tinlarebant was designed to be a potent and reversible RBP4 antagonist. As an RBP4 antagonist, Tinlarebant reduces the amount of retinol entering the visual cycle thereby reducing the formation of bisretinoid toxins, which will ultimately preserve the health of the retina. We hold a worldwide exclusive license of the RBP4 IP Portfolio from Columbia University, which contains disclosure directed to over 400 structurally distinct RBP4 antagonists under patent protection in major pharmaceutical markets worldwide, including the United States, the European Union, China, Australia, Japan, South Korea and India.
Tinlarebant was designed to target RBP4 as a means to sustain reduced retinol delivery to the eye and reduce the accumulation of bisretinoids in ocular tissue. Our available data suggest that this therapeutic approach could potentially slow disease progression and vision loss in patients affected with STGD1, which shares strong pathophysiologic similarities with GA. In clinical trials, Tinlarebant has demonstrated a target specificity and potency that we believe could be clinically meaningful for STGD1 and GA patients.
We previously completed one Phase 1 single ascending dose, or SAD, study in 40 healthy adult subjects in the U.S., one Phase 1 SAD study in 39 healthy adult subjects and one Phase 1 multiple ascending dose, or MAD, study in 32 healthy adult subjects in Australia. These studies involved 111 healthy adult subjects in total and evaluated the safety, toxicity, pharmacokinetics, or PK, and pharmacodynamics, or PD, of Tinlarebant.

Following completion of the Phase 1 studies, an open-label, dose-finding Phase 1b/2 clinical trial in adolescent STGD1 subjects was initiated in Australia and Taiwan. The study design included two portions: the Phase 1b portion was a 1-month dose finding study which enrolled 11 adolescent STGD1 subjects; the Phase 2 portion was a 24 month extension of the Phase 1b portion in which the 11 STGD1 subjects completing in Phase 1b were enrolled.
Two additional adolescent STGD1 subjects were also enrolled, giving a total of 13 adolescent STGD1 subjects for the Phase 2 portion. The PD data from the Phase 1b portion revealed that during repeated daily dosing, Tinlarebant can achieve a sustained mean RBP4 reduction of >70%, relative to baseline values. A total of 12 subjects completed the Phase 2 portion of the study (1 subject was lost to follow up at Month 12). The 24‑month data continued to support Tinlarebant’s safety profile and showed no growth of atrophic retinal lesions (referred to as definitely decreased autofluorescence or DDAF) in 5 of 12 subjects. In the 7 subjects showing DDAF lesion growth, the growth rate was significantly reduced when compared to historical control data obtained from adolescent STGD1 patients who participated in a 24-month natural history study known as ‘ProgStar’.
Based on data from the Phase 1b/2 study, a Phase 3 clinical trial named “DRAGON” in adolescent STGD1 patients was initiated. This study, which is a global, multi-center, randomized, double masked, placebo-controlled study designed to evaluate the safety and efficacy of Tinlarebant in the treatment of adolescent STGD1 patients, has completed enrollment of 104 subjects. On February 26, 2025, an independent Data and Safety Monitoring Board (DSMB) conducted a pre-specified interim analysis of the DRAGON trial which included an adaptive sample size re-estimation that would determine the need for an increase in sample size in order to enhance power. The interim analysis was performed when all subjects completed the one-year assessment. Following the interim analysis, the DSMB recommended the trial proceed without any modifications, which indicates that a sample size increase is not warranted. In addition, the DSMB recommended to submit the data for further regulatory review for drug approval. According to the DSMB, Tinlarebant is well-tolerated and the safety profile remains consistent with previously observed data and the mechanism of action for Tinlarebant. In May 2025, the FDA has granted Breakthrough Therapy Designation for Tinlarebant for the treatment of STGD1. As of the date of this prospectus supplement, China’s NMPA has agreed to accept a New Drug Application with priority review for Tinlarebant in the treatment of Stargardt disease based on the interim analysis results of the DRAGON trial. Additionally, the United Kingdom’s MHRA has agreed to accept a Conditional Marketing Authorization application for Tinlarebant in the treatment of Stargardt disease based on the interim analysis results of DRAGON trial.
In September 2025, we completed the last subject visit in the Phase 3 DRAGON trial. In December 2025, we announced the top-line results of the Phase 3 DRAGON trial. See “Recent Developments” below for more information.
To support the clinical development of Tinlarebant in GA, in addition to the foregoing Phase 1 and 1b/2 studies described above, we have also completed a Phase 1b dose-finding study in elderly healthy adults to determine the appropriate dose for subjects with similar age and body mass index as GA patients. This study was an open-label, parallel, single-dose, clinical trial designed to evaluate the PK and PD of Tinlarebant in healthy subjects aged between 50 to 85 years of age. Through this study, the optimal dose for subjects with similar age and body mass index as GA patients has been determined.
Based on data from the of the foregoing Phase 1b dose-finding study, we have also initiated a Phase 3 clinical trial named “PHOENIX” in GA patients. This study, which is a global, multi-center, randomized, double-masked, placebo-controlled study designed to evaluate the safety and efficacy of Tinlarebant in patients with GA associated with dry AMD, has completed patient enrollment as of the date of this prospectus supplement with a total of 530 subjects.
In addition to the Phase 3 “DRAGON” clinical trial in adolescent STGD1 patients and the Phase 3 “PHOENIX” clinical trial in GA patients, we are conducting a clinical trial of Tinlarebant in adolescent STGD1 patients aged 12 to 20 years old in Japan, the United States and the United Kingdom (“DRAGON II”). The DRAGON II study is a combination of a Phase 1b open-label study to evaluate the PK and PD of Tinlarebant in adolescent Japanese STGD1 subjects and a 24-month, Phase 2/3, multi-center, randomized, double-masked, placebo-controlled study designed to evaluate the efficacy, safety and tolerability of Tinlarebant. We have completed the Phase 1b portion of DRAGON II and have dosed the first patient in the Phase 2/3 portion of the trial, which has a target enrollment of approximately 60 subjects, including approximately 10 Japanese subjects. The data from Japanese subjects is intended to facilitate future NDA applications in Japan.
LBS-009
LBS-009 is an anti-RBP4 oral therapy targeting liver disease, including NAFLD, NASH, and T2D. NAFLD occurs when an excess accumulation of fat damages the liver. Based on the data published by the Population Division of United Nations, it is estimated that approximately 1.8 billion adult patients suffer from NAFLD worldwide. Over time, liver damage and the associated inflammation can lead to the development of NASH, which is estimated to impact more than 9 million adult patients in the United States alone as of 2021. As the disease progresses, it can lead to cirrhosis and eventually, complete liver failure.
T2D is a chronic disease that occurs when the body cannot effectively use insulin, the hormone that regulates blood sugar levels. The health impact of T2D is profound, potentially causing damage to the eyes, heart, blood vessels, kidneys, and nerves. According to International Diabetes Federation, T2D is on the rise, with approximately 536 million adult patients globally in 2021.
Retinol-binding protein 4 (RBP4) is considered a potential biomarker and therapeutic target for NAFLD, NASH, and T2D. Research indicates a strong association between elevated RBP4 levels and the development of NAFLD, NASH, and T2D with studies showing that increased RBP4 can promote hepatic fat accumulation by inducing de novo lipogenesis, impairing fatty acid oxidation, and exacerbating insulin resistance within the liver, contributing to the progression of these diseases. LBS-009 is a small molecule designed to compete with retinol for RBP4 binding. When bound to LBS-009, RBP4 can no longer form a large molecular weight complex with transthyretin, or TTR. Consequently, the RBP4/LBS-009 complex can be removed from circulation by renal filtration. We believe that modulating RBP4 concentrations systemically with LBS-009 has a significant therapeutic potential for treating patients suffering from metabolically associated diseases, including NAFLD, NASH and T2D.
LBS-009 is currently in preclinical development.
Recent Developments
As noted, in December 2025, we announced the top-line results of the Phase 3 DRAGON trial.
The primary endpoint in the DRAGON trial was the difference in annualized aggregate lesion growth rates (detected as definitely decreased autofluorescence, DDAF) between the Tinlarebant and placebo groups over the 2-year treatment period. Lesion growth rates were analyzed using a mixed model for repeated measures (MMRM) and a pre-specified unstructured covariance matrix. As shown in the table below, there was a progressive separation of the lesion growth trajectories throughout the treatment period in which the Tinlarebant group showed reduced lesion growth at every measured timepoint compared to placebo.

Statistical analysis revealed a 35.7% reduction in the annualized lesion growth rate in the Tinlarebant group compared to placebo. This treatment effect was determined to be highly statistically significant (p=0.0033) signifying achievement of the primary endpoint. A post-hoc analysis performed using MMRM with the autoregressive covariance matrix produced a consistent result showing Tinlarebant group had a 35.4% reduction in lesion size (p <0.0001).
Tinlarebant (5 mg orally, daily) was well tolerated in adolescent STGD1 patients. No drug or trial discontinuation due to non-ocular adverse events. There were 4 drug discontinuations that were related to the treatment. Xanthopsia and delayed dark adaptation are the most common drug related ocular adverse events. The majority of xanthopsia, delayed dark adaptation, and night vision impairment were mild, and most resolved during the trial. Headaches were the most commonly reported treatment-related non-ocular adverse event.
Organizational Structure
The following diagram illustrates our corporate structure as of the date of this prospectus supplement:
Summary of Risk Factors
An investment in the ADSs is subject to a number of risks that if realized could materially affect our business, financial condition, results of operations, cash flows and access to liquidity. Investors should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment in the ADSs. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 20-F for a more thorough description of these and other risks.
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Our business is highly dependent on the success of our lead product candidate, Tinlarebant (a/k/a LBS-008). If we are unable to develop, obtain marketing approval for or successfully commercialize Tinlarebant, either alone or through a collaboration, or if we experience significant delays in doing so, our business could be harmed;

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All of our product candidates are in clinical or preclinical development. If we are unable to complete clinical development and obtain regulatory approval to ultimately commercialize our product candidates, or if we experience significant delays in doing so, our business, financial condition, results of operations and prospects will be materially harmed;

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We have recorded net cash outflow from operating activities since our inception and will need to obtain additional financing to fund our operations. If we are unable to obtain such financing, we may be unable to complete the development and commercialization of our product candidates;

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We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability;

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The regulatory approval processes of the FDA, the TGA, the NMPA, the EMA and other comparable regulatory authorities are time-consuming and may evolve over time, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed;

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All material aspects of the research, development, manufacturing and commercialization of pharmaceutical products are heavily regulated;

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If we are unable to obtain and maintain patent and other intellectual property protection for our product candidates, or if the scope of such intellectual property rights obtained is not sufficiently broad, third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us, and our ability to successfully commercialize any product or technology may be adversely affected;

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We depend on intellectual property licensed from third parties, and our current and future licensors may not always act in our best interest. If we fail to comply with our obligations under our intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, we could lose significant rights that are important to our business;

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected;

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Our future success depends on our ability to attract, retain and motivate senior management and qualified scientific employees;

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As we rely on third parties to conduct our preclinical studies, clinical trials, contract manufacture drug substances and drug products, and provide other important services related to product development, regulatory submissions, and commercialization, if we lose our relationships with these third parties or if they do not successfully carry out their contractual duties, comply with applicable laws, or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed;

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Our product candidates are subject to extensive regulation. However, we have never obtained marketing approval for a product candidate and we may be unable to obtain, or may be delayed in obtaining, marketing approval for any of our product candidates.

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The manufacture of biopharmaceutical products is a complex process which requires significant expertise and capital investment, and if we encounter problems in our collaboration with third parties for the manufacture for clinical or commercial scale or in the manufacture of our future products, our business could suffer.

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We have limited experience in launching and marketing product candidates and are in the process of building an in-house commercialization team and we may not be able to effectively build and manage a sales network with the necessary technical expertise and supporting distribution capabilities to successfully commercialize our product candidates;

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We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

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Inadequate funding for and other disruptions at the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, affect the review and process of regulatory submissions, prevent new products from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business;

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Current and future legislation may increase the difficulty and cost for us and any future collaborators to obtain marketing approval of and commercialize our product candidates and affect the prices we, or they, may obtain;

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Our future success depends on our ability to attract, retain and motivate senior management and qualified employees;

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We will rely on third parties to manufacture clinical and commercial supplies of Tinlarebant and other product candidates and future products;

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As a result of our principal shareholder, Lin Bioscience International Ltd.’s significant share ownership position in us, it is able to influence corporate matters and a conflict of interest may arise between our principal shareholder and us. In addition, a change of control in Lin Bioscience International Ltd., may result in a change of control of the Company or of its Board of Directors or its management, which may have a material adverse effect on our business, financial condition and results of operations; and

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We will no longer qualify as an “emerging growth company” as of December 31, 2025 and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

Change in Emerging Growth Company Status
As of June 30, 2025, the market value of the ADSs held by non-affiliates exceeded US$700.0 million. As a result, as of December 31, 2025, we will be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will no longer qualify as an “emerging growth company” and we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.

THE OFFERING
ADSs offered by us
           ADSs, each representing one ordinary share, par value US$0.0001 per share, or           ADSs if the underwriters exercise their option to purchase additional ADSs in full.
Option to purchase additional ADSs
We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an aggregate of           additional ADSs.
The ADSs
Each ADS represents one ordinary share. The ADSs initially will be delivered by Deutsche Bank Trust Company Americas, as depositary (the “Depositary”).
The Depositary, as depositary, or its nominee, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of April 28, 2022, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).
Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the accompanying prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the ordinary shares underlying your ADSs.
The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.
You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.
Ordinary shares (including ordinary shares represented by ADSs) to be outstanding after this offering
           ordinary shares (including ordinary shares represented by ADSs), or           ordinary shares (including ordinary shares represented by ADSs) if the underwriters exercise their option to purchase additional ADSs in full).
Offering price
The public offering price is US$      per ADS.
Use of proceeds
We estimate that the proceeds to us from this offering will be approximately US$      million, or US$      million if the underwriters exercise their option to purchase additional ADSs in full, based on the public offering price of US$      per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering under this prospectus supplement for (i) commercialization preparation, including building our in-house commercialization team, establishing sales network and systems, and preparing for the commercial manufacture of our future products, if approved, (ii) development and expansion of pipelines, and (iii) working capital and other general corporate purposes.
See “Use of Proceeds” for more information.

Lock-up
In connection with this offering, subject to certain exceptions, we and certain shareholders, officers and directors have agreed with the underwriters, without the prior written consent of the representatives on behalf of the underwriters, among others, not to offer, pledge, sell, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares during the period ending 60 days after the date of this prospectus supplement. See “Underwriters” for more information.
Listing
The ADSs are listed on the Nasdaq Capital Market under the symbol “BLTE”.
Risk factors
Before deciding to invest in the ADSs, you should carefully consider the risks related to our business, the offering and the ADSs. See “Risk Factors” beginning on page S-12 of this prospectus supplement, the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Depositary
Deutsche Bank Trust Company Americas
The number of ordinary shares (including ordinary shares represented by ADSs) to be outstanding immediately after this offering as shown above is based on 35,241,903 ordinary shares (including ordinary shares represented by ADSs) outstanding as of November 30, 2025 and excludes the following as of that date:
•
5,502,984 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan;

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30,973 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan;

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148,607 unvested restricted share units under the Company’s 2022 Performance Incentive Plan; and

•
3,103,470 ordinary shares (including ordinary shares represented by ADSs) to be issued upon the exercise of warrants outstanding.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or termination of the outstanding options and warrants described above, no vesting and settlement or termination of the restricted share units described above and no issuance of additional equity awards under the equity incentive plans described above.

RISK FACTORS
Investing in the ADSs involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 20-F and any subsequent reports on Form 6-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any ADSs. The occurrence of any of these risks might cause you to lose all or part of your investment in the ADSs.
Risks Related to the Discovery, Development and Commercialization of Our Product Candidates
Our product candidates are subject to extensive regulation. However, we have never obtained marketing approval for a product candidate and we may be unable to obtain, or may be delayed in obtaining, marketing approval for any of our product candidates.
The process of obtaining regulatory approvals in the United States, the PRC, the EU and other jurisdictions is expensive, may take many years if additional clinical trials are required and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in or the enactment of additional laws, regulations or approval policies may cause delays in the approval process or rejection of an application.
We have never obtained marketing approval for a product candidate. It is possible that the FDA, the TGA, the NMPA, the EMA or other comparable regulatory authority may refuse to accept for substantive review any NDAs that we submit for our product candidates or may conclude after review of our data that our application is insufficient to obtain marketing approval of our product candidates. If the FDA, the TGA, the NMPA, the EMA or other comparable regulatory authority does not accept or approve our NDAs for any of our product candidates, it may require that we conduct additional clinical trials, preclinical studies or manufacturing validation studies and submit that data before it will reconsider our applications. Depending on the extent of these or any other required trials or studies, approval of any NDA or application that we submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional trials or studies, if performed and completed, may not be considered sufficient by the FDA, the TGA, the NMPA, the EMA or other comparable regulatory authority to approve our NDAs.
Any delay in obtaining, or an inability to obtain, marketing approvals would prevent us from commercializing our product candidates, generating revenues and achieving and sustaining profitability. If any of these outcomes occur, we may be forced to abandon our development efforts for our product candidates, which could significantly harm our business.
Although we announced the top-line results of the Phase 3 DRAGON in December 2025 and we expect to file an NDA, the foregoing risks regarding marketing approvals remain applicable to Tinlarebant. There can be no assurance that we will obtain marketing approval for Tinlarebant in a timely manner, or at all, and any delay or failure to obtain such approval could significantly harm our business and prospects.
The manufacture of biopharmaceutical products is a complex process which requires significant expertise and capital investment, and if we encounter problems in our collaboration with third parties for the manufacture for clinical or commercial scale or in the manufacture of our future products, our business could suffer.
We currently do not have cGMP manufacturing capabilities and we are entirely dependent on third-party contractors, including contract manufacturing organizations, or CMOs, to manufacture our product candidates for our clinical trials, and we expect to rely on third-party CMOs for the production of commercial quantities of our products in accordance with cGMP regulations upon obtaining regulatory and marketing approvals. The manufacture of biopharmaceutical products is a complex process, in part due to strict regulatory requirements. If we are unable to identify and maintain collaboration with third-party CMOs, or fail to do so in a timely manner, this may lead to significant delays in the clinical supply of our product candidates as well as the commercial manufacturing of our products once regulatory and marketing approvals have been obtained. In turn, this could delay our clinical trials, negatively impact our ability to ultimately obtain regulatory approval and materially harm any future commercialization plans. For more information about risks related to reliance on third-party CMOs, please see “Risk Factors—We will rely on third parties to manufacture clinical and commercial supplies of Tinlarebant and other product candidates and future products.” Additionally, we may not be able to establish our CMC and quality control capabilities, which are essential for regulatory compliance and product quality assurance, and any failure to develop these capabilities, including any failure to recruit and retain and motivate qualified CMC and quality control personnel, could further delay our manufacturing and commercialization efforts.
In addition, since we have no history of commercializing pharmaceutical products, we may face additional challenges in developing qualified teams and acquiring the necessary expertise to oversee third-party manufacturing processes. Any delay or failure to establish adequate CMC, quality control and manufacture oversight capabilities may result in problems that arise during the manufacturing process for a variety of reasons, including, but not limited to, equipment malfunction, failure to follow specific protocols and procedures, problems with (including shortage of) raw materials, global supply chain issues, and limits to manufacturing capacity due to regulatory requirements, changes in the types of products produced, increases in the prices of raw materials, physical limitations that could inhibit continuous supply, man-made or natural disasters and environmental factors. If problems arise during the production of a batch of future products, that batch of future products may have to be discarded and we may experience product shortages or incur added expenses. This, as well as problems that may arise during the manufacturing process, could, among other things, lead to significant additional costs and/or delays, lost revenue, damage to customer relationships, time and expense spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before such product is released to the market, recall and product liability costs may also be incurred.
We have limited experience in launching and marketing product candidates and are in the process of building an in-house commercialization team and we may not be able to effectively build and manage a sales network with the necessary technical expertise and supporting distribution capabilities to successfully commercialize our product candidates.
We currently have limited sales, marketing or commercial product distribution capabilities. We are in the process of building an in-house commercialization team and sales force with technical expertise and supporting distribution capabilities with an aim to commercialize our product candidates in a smooth and legally compliant manner. This requires significant capital expenditures, management resources and time. We will have to compete with other biopharmaceutical companies to recruit, hire, train and retain qualified marketing and sales personnel.
In the process of establishing our own commercialization capabilities, we will incur significant additional costs, including to hire and retain qualified personnel to build out our commercialization team and sales force. Recruiting and training such a sales force is expensive and time-consuming and could delay any product launch. We may be unable to build out this commercialization team and sales force in a way that will enable us to successfully commercialize our products and generate revenues. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing and other commercialization capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses, and our investment may be lost if we cannot retain or reposition our commercialization personnel.
There can be no assurance that we will be able to successfully develop our in-house sales, commercial distribution and commercialization capabilities or successfully commercialize any product, and as a result, we may not be able to generate product sales revenue.
Risks Related to Our Financial Position and Need for Additional Capital
We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.
We are a global clinical-stage biopharmaceutical company with a limited operating history and no history of commercializing pharmaceutical products. Our operations to date have been limited to financing and staffing our company, developing our technology and conducting preclinical research and clinical trials for our product candidates. We have not yet demonstrated an ability to successfully obtain marketing approvals for or commercialize our product candidates or manufacture our product candidates on a scale sufficient to supply the commercial markets. We may need to invest significant additional capital to establish our in-house commercialization team, sales network and systems, which could strain our financial resources and impact our ability to achieve profitability. We have no products approved for commercial sale and have not generated any revenue from product sales. Consequently, any predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history and/or approved products on the market.
Our limited operating history and the fact that we have yet to commercialize a pharmaceutical product, particularly in light of the rapidly evolving drug research and development industry in which we operate and the changing regulatory and market environments we encounter, may make it difficult to evaluate our prospects for future performance. As a result, any assessment of our future performance or viability is subject to significant uncertainty. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving fields as we seek to transition to a company capable of supporting commercial activities.
As we continue to build our business, we expect our financial condition and operating results may fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Accordingly, you should not rely upon the results of any particular semi-annual or annual period as indications of future operating performance.
Risks Related to Regulatory Approval and Marketing of Our Product Candidates and Other Legal Compliance Matters
Inadequate funding for and other disruptions at the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, affect the review and process of regulatory submissions, prevent new products from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA and comparable regulatory authorities (in some jurisdictions, the hospitals) to accept application, review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and comparable regulatory authorities may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, in recent years, the U.S. government shut down several times and certain regulatory agencies, such as the FDA, had to furlough critical employees and stop critical activities. There have also been mass layoffs of federal employees since the start of the current presidential administration in January 2025, the full impact of which is unclear at this time. Such disruptions, including disruptions arising from the shutdown of the U.S. federal government that commenced in October 2025, could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. In addition, the presidential administration has made and is expected to continue to make changes in the leadership of various U.S. federal regulatory agencies and changes to U.S. federal government policy that have led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of the U.S. federal regulatory agencies, including the FDA.
We are unable to predict the extent to which the presidential administration may impose or seek to impose leadership or policy changes at the FDA or changes to rules and policies impacting our business and operations. It is unclear how these executive actions or other potential actions by the federal government will impact the FDA or other regulatory authorities that oversee our business. Government proposals to reduce or eliminate budgetary deficits may include reduced allocations to the FDA and other related government agencies. These budgetary pressures may reduce the FDA’s ability to perform its responsibilities, which could result in delays in our clinical trial timelines. If a significant reduction in the FDA’s workforce occurs, the

FDA’s budget is significantly reduced or the current government shutdown is prolonged, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions or take other actions critical to the development or approval of our product candidates, which could have a material adverse effect on our business.
Current and future legislation may increase the difficulty and cost for us and any future collaborators to obtain marketing approval of and commercialize our product candidates and affect the prices we, or they, may obtain.
In the United States and certain other jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict post-approval activities and affect our ability to sell profitably any product candidates for which we obtain marketing approval.
For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, collectively, the ACA, is a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Among the provisions of the ACA of importance to our product candidates are the following:
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an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs;

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an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program;

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expansion of healthcare fraud and abuse laws, including the False Claims Act and the Anti-Kickback Statute, new government investigative powers, and enhanced penalties for non-compliance;

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a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices;

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extension of manufacturers’ Medicaid rebate liability to utilization covered by Medicaid managed care plans;

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expansion of eligibility criteria for Medicaid programs;

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expansion of the entities eligible for discounts under the Public Health Service Act’s pharmaceutical pricing program;

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new requirements to report to the Centers for Medicare & Medicaid Services, or the CMS, financial arrangements with physicians and teaching hospitals;

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a new requirement to annually report to the FDA drug samples that manufacturers and distributors provide to physicians; and

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a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

Legislative and regulatory proposals have been made to expand post-approval requirements, to restrict sales and promotional activities for pharmaceutical products and to control rising market prices for pharmaceutical products. Such legislation include, without limitation, those that direct U.S. Department of Health and Human Services and other agencies to lower prescription drug costs through a variety of initiatives, including by improving upon the Medicare Drug Price Negotiation Program and establishing Most-Favored- Nation pricing for pharmaceutical products. We cannot be sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, what the impact of such changes on the marketing approvals, if any, of our product candidates may be, or whether pricing strategies may be constrained. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing conditions and other requirements.

Risks Related to Our Industry, Business and Operations
Our future success depends on our ability to attract, retain and motivate senior management and qualified employees.
We are highly dependent on the expertise of the principal members of our management and qualified employees across key functions. We have entered into employment agreements with our executive officers, but each of them may terminate their employment with us at any time with or without prior written notice. In addition, we currently do not have “key-man” insurance for any of our executive officers or other key personnel.
Recruiting, retaining and motivating qualified management, scientific, clinical, CMC, quality control, and sales and marketing personnel will be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize drugs. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the global competition among numerous biopharmaceutical companies for similar personnel, or we may need to offer enhanced compensation packages to retain such personnel in the face of intense global competition. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, our management will be required to devote significant time to new compliance initiatives from our status as a public company, which may require us to recruit more management personnel. Furthermore, as we are a clinical-stage biopharmaceutical company with a limited operating history and no history of commercializing pharmaceutical products, we may face additional challenges in recruiting and retaining qualified personnel in key commercial functions, including sales, marketing and regulatory affairs personnel, due to global competition and we may encounter resource constraints in hiring these personnel.
Competition for skilled personnel is intense globally, particularly in the biotechnology industry. We face global competition for personnel from other companies, universities, public and private research institutions and other organizations. This global competition may limit our ability to hire and retain highly qualified personnel on acceptable terms, or at all. We may not be able to attract and retain these personnel on acceptable terms given the intense global competition among numerous biotechnology and biopharmaceutical companies for similar personnel. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed or may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.
Risks Related to Our Reliance on Third Parties
We will rely on third parties to manufacture clinical and commercial supplies of Tinlarebant and other product candidates and future products.
We do not own or operate facilities for drug manufacturing, testing, storage or distribution. We expect to rely on third-party contractors for the manufacture of our product candidates and related raw materials for future preclinical and clinical development, as well as for commercial manufacture of our products once regulatory and marketing approvals have been obtained. We expect to enter into arrangements with a limited number of third-party contract manufacturing organizations, or CMOs, as part of our development of Tinlarebant or other product candidates and future products.
We are entirely dependent on our third-party CMOs for compliance with cGMP for manufacture of both active drug substances and finished drug products. If our third-party CMOs cannot successfully manufacture active drug substances and finished drug product that conform to our specifications and the strict regulatory requirements of the FDA and comparable foreign regulatory authorities, we will not be able to secure or maintain regulatory approval for our product candidates. In addition, we have no control over the ability of our third-party CMOs to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates and future products, or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our timelines and ability to develop, obtain regulatory approval for, or market of our product candidates and the commercial manufacture of our future products, if approved.
The facilities used by our third-party CMOs to manufacture our product candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit an NDA for any of our product candidates. We also expect to rely on our third-party CMOs to supply us with sufficient quantities of our future products to be used, if approved, for commercialization.
Our reliance on our third-party CMOs entails risks to which we would not be subject if we manufactured our product candidates or future products ourselves, including:
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inability to meet our product specifications and quality requirements consistently;

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delay or inability to procure or expand sufficient manufacturing capacity;

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issues related to scale-up of manufacturing;

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costs and validation of new equipment and facilities required for scale-up;

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our third-party CMOs may not be able to execute our manufacturing procedures and other logistical support requirements appropriately;

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our third-party CMOs may fail to comply with cGMP and other inspections by the FDA or comparable foreign regulatory authorities;

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our inability to negotiate manufacturing agreements with third-party CMOs under commercially reasonable terms, if at all;

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breach, termination or nonrenewal of manufacturing agreements with our third-party CMOs in a manner or at a time that is costly or damaging to us;

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reliance on single sources for drug components;

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potential supply chain concentration if the agreements with our third-party CMOs require any purchase commitment from us;

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lack of qualified backup suppliers for those components that are currently purchased from a sole or single source supplier;

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our third-party CMOs may not devote sufficient resources to our product candidates;

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we may not own, or may have to share, the intellectual property rights to any improvements made by our third-party CMOs in the manufacturing process for our product candidates and future products;

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operations of our third-party CMOs or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier, or any force majeure events under the agreements with our third-party CMOs; and

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carrier disruptions or increased costs that are beyond our control.

Any of these events could lead to clinical trial delays, failure to obtain regulatory approval or impact our ability to successfully commercialize our product candidates and future products, if approved. Some of these events could be the basis for FDA action, including injunction, request for recall, seizure, or total or partial suspension of production.
Certain of our clinical supplies may be manufactured by our third-party CMOs outside of the U.S. The current administration has recently imposed significant “reciprocal” tariffs in imports from other countries, which have prompted retaliatory measures from several countries and which may further escalate. The imposition of tariffs by the U.S. and any retaliatory trade measures taken in response by other countries could impose additional costs on our clinical and commercial supplies, which could adversely affect the development of our product candidates and future products, and our business operations.
For any manufacturing activities conducted by our third-party CMOs in China, we face increased risks of supply disruptions and higher costs in the event of changes in the policies of the U.S. or Chinese governments, political unrest or unstable economic conditions including sanctions on China or any of our China-based suppliers or as a result of the escalation of tariffs or other trade restrictions. Our manufacturing costs could also increase as a result of future appreciation of the local currency in China or increased labor costs if the demand for skilled laborers increases and/or the availability of skilled labor declines in China. In addition, certain Chinese biotechnology companies may become subject to trade restrictions, sanctions, other regulatory requirements, or proposed legislation by the U.S. government, which could restrict or even prohibit our ability to work with such entities, thereby potentially disrupting the supply of material to us. For example, the recently proposed BIOSECURE Act introduced in the U.S. House of Representatives, and a substantially similar bill in the U.S. Senate, target U.S. government contracts, grants, and loans for entities that use equipment and services from certain named Chinese biotechnology companies and authorizes the U.S. government to include additional Chinese biotechnology companies of concern. If these bills become law, or similar laws are passed, they would have the potential to severely restrict the ability of companies to work with certain Chinese biotechnology companies of concern without losing the ability to contract with, or otherwise receive funding from, the U.S. government. Such disruption could adversely affect the development of our product candidates and future products, and our business operations.
If we seek to establish collaborations and are not able to establish them on commercially reasonable terms or if we elect to fund and undertake development or commercialization activities on our own and are not able to obtain additional expertise and additional capital on acceptable terms or at all, we may have to alter our development and commercialization plans.
If we form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to our product candidates and any future product candidates that we may develop, these relationships may require us to incur recurring or non-recurring expenses and other charges, increase our near and long-term expenditures, issue securities that dilute the value of our ADSs, or disrupt our management and business. In addition, if we seek to establish collaboration, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic collaboration or other alternative arrangements for our product candidates because they may be deemed to be at too early a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy. We may intend to commercialize our products independently, while we have no history of commercializing pharmaceutical products. If and when we collaborate with a third party for the development and commercialization of a product candidate, we can expect to relinquish some or all of the control over the future success of that product candidate to the third party.
Further, collaborations involving our product candidates are subject to additional risks, which include, but are not limited to, the following:
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collaborators may have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue the development and commercialization of our product candidates or may elect not to continue or renew the development or commercialization programs based on clinical trial results, change in their strategic focus due to the acquisition of competitive drugs, increased competition, availability of funding, or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, discontinue a clinical trial, repeat or conduct new clinical trials, or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, drugs that compete directly or indirectly with our product candidates or future drugs;

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collaborators with marketing and distribution rights to one or more of our product candidates or future drugs may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

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collaborators may not always be cooperative or responsive in providing their services in a clinical trial;

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disputes may arise between us and a collaborator that cause a delay or termination of the research, development or commercialization of our product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

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collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

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collaborators may own or co-own intellectual property covering our product candidates or future drugs that results from our collaborating with them, and in such cases, we would not have the exclusive right to commercialize such intellectual property; and

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we may not be able to receive agreed development fees, royalties or milestone payments we expected when seeking collaborations.

As a result, if we enter into collaboration agreements or license our drugs, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate these collaborations or licenses with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business.
If we seek to establish collaboration and are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market and generate product sales revenue, which would harm our business, financial condition, results of operations and prospects.
If we elect to commercialize our pipeline product through collaborations, such arrangements are complex and time-consuming to negotiate and document. Further, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.
If we elect to commercialize our pipeline product through collaborations, any collaboration agreements that we enter into in the future may contain restrictions on our ability to enter into potential collaborations or to otherwise develop specified product candidates. We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense.
Risks Related to Our ADSs and the Offering
As a result of our principal shareholder, Lin Bioscience International Ltd.’s significant share ownership position in the Company, Lin Bioscience International Ltd. is able to influence corporate matters and a conflict of interest may arise between our principal shareholder and us. In addition, a change of control in Lin Bioscience International Ltd., may result in a change of control of the Company or of its Board of Directors or its management, which may have a material adverse effect on our business, financial condition and results of operations.
As of November 30, 2025, our principal shareholder, Lin Bioscience International Ltd., beneficially owned approximately 48.5% of our outstanding ordinary shares (including ordinary shares represented by ADSs).

As a result of significant share ownership position in our Company, our principal shareholder could exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of our Company, which could have the dual effect of depriving our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sale of our Company and reducing the price of the ADSs. These actions may be taken even if they are opposed by our other shareholders, including the holders of the ADSs. In addition, these persons could divert business opportunities away from us to themselves or others.
Conflicts of interest may arise between our principal shareholder and us in a number of areas relating to our ongoing relationships. Our financial contribution to our principal shareholder was not material during years ended December 31, 2022, 2023 and 2024 and the nine months ended September 30, 2025, and our principal shareholder may from time to time make strategic decisions that it believes are in the best interests of our business as a whole, which may be different from the decisions that we would have made on our own. Our principal shareholder’s decisions with respect to us or our business may favor our principal shareholder, which may not necessarily be aligned with our interests and the interests of our other shareholders. Our principal shareholder may make decisions, or suffer adverse trends, that may disrupt or discontinue our collaborations with our principal shareholder. Although we are a stand-alone public company and have an audit committee, consisting of independent non-executive directors, to review and approve all proposed related party transactions including those between our principal shareholder and us, we may not be able to resolve all potential conflicts of interest, and even if we do so, the resolution may be less favorable to us than if we were dealing with a non-controlling shareholder.
In addition, a change of control at Lin Bioscience International Ltd., including through an acquisition or otherwise, or any change in the circumstances underlying the determination that Lin Bioscience International Ltd. no longer holds a significant ownership position in our Company, or any combination of these events may result in a change of control of our Company or of our Board of Directors or our management. Any such developments could disrupt our strategic direction, governance, and operations, potentially impair our ability to execute our business plan, maintain key relationships, or access capital on favorable terms, which as a result, may have a material adverse effect on our business, financial condition and results of operations.
We will no longer qualify as an “emerging growth company” as of December 31, 2025 and, as a result, we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies.
We are currently an “emerging growth company” as defined in the JOBS Act and we have taken advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002.
As of June 30, 2025, the market value of the ADSs held by non-affiliates exceeded US$700.0 million. As a result, as of December 31, 2025, we will be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will no longer qualify as an “emerging growth company” and we will no longer be able to avail ourselves of certain reduced reporting requirements applicable to emerging growth companies. As a result, we will be subject to more extensive disclosure and reporting requirements, which could increase our compliance costs and divert management’s attention from our business. For instance, we will be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. These additional requirements could be costly and time-consuming, and could adversely affect our business, financial condition, and results of operations.
The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.
The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:
•
unacceptable toxicity findings in animals or humans;

•
lack of efficacy in human trials;

•
announcements of technological innovations by us and our competitors;

•
new products introduced or announced by us or our competitors;

•
changes in financial estimates by securities analysts;

•
actual or anticipated variations in operating results;

•
expiration or termination of licenses, research contracts or other collaboration agreements;

•
conditions or trends in the regulatory climate in the biotechnology and pharmaceutical industries;

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changes in the market values of similar companies;

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the liquidity of any market for our securities; and

•
additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in the United States, EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.
We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.
We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
If you purchase ADSs in this offering, you will experience immediate dilution in the book value per ADS you purchase.
The offering price per ADS in this offering exceeds the net tangible book value per ADS outstanding prior to this offering. Based on a public offering price of $      per ADS, you will experience immediate dilution of $      per ADS, representing the difference between our as adjusted net tangible book value per ADS as of September 30, 2025, after giving effect to this offering. If the underwriters exercise their option to purchase additional ADSs, or if the holders of outstanding options or warrants exercise those options or warrants at prices below the price you pay, you will experience further dilution. For additional information on the dilution that you will experience immediately after this offering, see “Dilution.”
Substantial future sales of our ordinary shares or ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.
Additional sales of our ordinary shares or ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of the ADSs to decline. A substantial number of outstanding ordinary shares are, and the ADSs sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Upon completion of this offering, we will have                 ordinary shares outstanding (including ordinary shares represented by ADSs), assuming the underwriters do not exercise their option to purchase additional ADSs. The above number is based on 35,241,903 ordinary shares (including ordinary shares represented by ADSs) outstanding as of November 30, 2025. In connection with this offering, subject to certain exceptions, certain shareholders, officers and directors will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of ordinary shares and ADSs by those parties for a period of 60 days after the date of this prospectus supplement. However, all of the ADSs sold in this offering and the remaining ordinary shares outstanding prior to this offering (including ordinary shares represented by ADSs) will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates and are not registered for public resale under an effective registration statement under the Securities Act, will be freely tradable without restriction under the Securities Act. The market price of our ADSs could decline as a result of sales by our shareholders in the market following completion of this offering or the perception that these sales could occur.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional ADSs, ordinary shares or other securities convertible into or exchangeable for the ADSs or our ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, ordinary shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to the rights of ADS holders.
The price at which we sell additional ADSs, ordinary shares or securities convertible or exchangeable into ADSs or ordinary shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2026. We would lose our foreign private issuer status if, for example, as of the applicable determination date, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on June 30, 2026, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on January 1, 2027, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Stock Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we would not otherwise incur as a foreign private issuer.
In addition, on June 4, 2025, the SEC published a Concept Release on Foreign Private Issuer Eligibility, inviting public comment on potential amendments to the definition of “foreign private issuer.” The Concept Release highlights six possible approaches to amending the foreign private issuer definition, including updating the existing eligibility requirements, adding a non-U.S. trading volume requirement, adding a “Major Foreign Exchange” listing requirement, requiring that each foreign private issuer be incorporated in a jurisdiction that the SEC determines to have a robust regulatory and oversight framework, developing robust mutual recognition systems and adding an international cooperation arrangement requirement. If the SEC adopts rules amending the definition of “foreign private issuer” to include requirements that we may not currently comply with, such as a minimum non-U.S. trading volume requirement or major foreign exchange requirement, or if the SEC amends the definition based on a determination that the Cayman Islands does not have applicable regulations and oversight sufficient to protect U.S. investors, we may lose our status as a foreign private issuer.

We expect to be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.
Based on current estimates of our gross income and the value of our gross assets (including goodwill) and the manner in which we conduct our business, we believe that we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current taxable year.
A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (after taking into account the income and assets of subsidiaries in which it owns at least a 25% interest by value), (i) at least 75% of its gross income is “passive” income, such as interest and income from financial investments (the “income test”) or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce or are held to produce passive income (the “asset test”). For purposes of the asset test, any cash and cash equivalents (such as bank deposits) will count as passive assets, and goodwill should be treated as an active asset to the extent associated with activities that produce or intended to produce active income. In determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (determined by the sum of the aggregate value of our outstanding equity) plus our liabilities.
If we are a PFIC for the current taxable year, as we believe we will be, U.S. investors will be subject to adverse U.S. federal income tax consequences (regardless of whether we continue to be a PFIC in future years), including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements unless they make one of the elections described below under “Material Tax Considerations—United States Federal Income Tax Considerations—Passive Foreign Investment Company” (if available) in a timely manner.
Because we believe we will be a PFIC for the current taxable year, we expect to provide information necessary for our shareholders to make a qualified electing fund election (“QEF Election”) with respect to us for the current taxable year on our website (https://belitebio.com/). A U.S. investor that makes a QEF Election with respect to our shares is required to include a pro rata share of our income on a current basis, whether or not we make any distributions. We will endeavor to provide to you, for each taxable year that we are or may be a PFIC, a PFIC Annual Information Statement containing information necessary for you to make a QEF Election with respect to us. Alternatively, a U.S. investor may be able to make a mark-to-market election, assuming that our shares constitute “marketable” securities under the Code, which generally avoids the adverse consequences of PFIC status discussed above, but would require a U.S. investor to annually report as ordinary income any increase in value of our shares during the year (as well as generally allowing deductions for any decrease in the value of our shares).
Further, for any year we are determined to be a PFIC, U.S. investors will generally be treated as owning a proportionate amount (by value) of shares owned by us in any of our direct or indirect subsidiaries that are also PFICs, each a lower-tier PFIC, and will be subject to similar adverse rules with respect to distributions that we receive from, or dispositions that we make of, such lower-tier PFICs, in each case as if such U.S. investor held such shares directly (even if such U.S. investor does not receive the proceeds of such distributions or dispositions directly). We will endeavor to cause any lower-tier PFIC to provide to a U.S. investor the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. However, there can be no assurance we will have timely knowledge of the status of any such lower-tier PFIC.
U.S. investors should consult their tax advisors regarding our PFIC status for any taxable year and the potential application of the PFIC rules to an investment in our ADSs or ordinary shares including the availability and the advisability of making a QEF Election or a mark-to-market election with respect to us, and the application of the PFIC rules to any of our subsidiaries. See “Material Tax Considerations—United States Federal Income Tax Considerations—Passive Foreign Investment Company” for further information.

USE OF PROCEEDS
We estimate that we will receive proceeds of approximately US$      million, or US$      million if the underwriters exercise their option to purchase additional ADSs in full, based on the public offering price of US$      per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering under this prospectus supplement for (i) commercialization preparation, including building our in-house commercialization team, establishing sales network and systems, and preparing for the commercial manufacture of our future products, if approved, (ii) development and expansion of pipelines, and (iii) working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non-clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance and sale of ADSs in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, assuming the underwriters do not exercise their option to purchase additional ADSs.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2025
	Actual	As Adjusted
	$’000	$’000
Shareholders’ equity
Share capital	3
Additional paid-in capital	434,445
Accumulated other comprehensive loss	(432)
Accumulated losses	(159,934)
Total shareholders’ equity	274,082
Total capitalization	274,082
The above discussion and table are based on 34,890,991 ordinary shares (including ordinary shares represented by ADSs) outstanding as of September 30, 2025 and excludes the following as of that date:
•
5,459,696 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan;

•
103,468 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan;

•
275,000 unvested restricted share units under the Company’s 2022 Performance Incentive Plan; and

•
3,298,782 ordinary shares (including ordinary shares represented by ADSs) to be issued upon the exercise of warrants outstanding.

DILUTION
If you invest in the ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value per ADS after this offering.
The net tangible book value per ADS is calculated by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of ordinary shares (including ordinary shares represented by ADSs) outstanding. Our net tangible book value as of September 30, 2025 was $274.1 million, or $7.86 per ADS.
After giving effect to the sale of ADSs in this offering at the public offering price of $     per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $     million, or $     per ADS. This amount would represent an immediate increase in the net tangible book value of $     per ADS to our existing securityholders and an immediate dilution in net tangible book value of $     per ADS to investors purchasing ADSs in this offering, as illustrated by the following table:
Offering price per ADS	$
Net tangible book value per ADS as of September 30, 2025		$7.86
Increase in net tangible book value per ADS attributable to this offering	$
As adjusted net tangible book value per ADS after this offering	$
Net dilution per ADS to new investors purchasing the ADSs in this offering	$
If the underwriters exercise their option to purchase additional ADSs in full, our as adjusted net tangible book value per ADS would be $     per ADS, representing an immediate increase in net tangible book value of $     per ADS to our existing securityholders and an immediate dilution in net tangible book value of $     per ADS to investors purchasing ADSs in this offering.
The above discussion and table are based on 34,890,991 ordinary shares (including ordinary shares represented by ADSs) outstanding as of September 30, 2025 and excludes the following as of that date:
•
5,459,696 ordinary shares subject to options outstanding under the Company’s 2020 Amended and Restated Share Incentive Plan and 2022 Performance Incentive Plan;

•
103,468 ordinary shares available for grant under the Company’s 2022 Performance Incentive Plan;

•
275,000 unvested restricted share units under the Company’s 2022 Performance Incentive Plan; and

•
3,298,782 ordinary shares (including ordinary shares represented by ADSs) to be issued upon the exercise of warrants outstanding.

To the extent that outstanding options or warrants are exercised, outstanding restricted share units vest and settle or new options or restricted share units are granted, investors purchasing ADSs in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional ADSs, ordinary shares or other securities convertible into or exchangeable for the ADSs or our ordinary shares, the issuance of these securities could result in further dilution to our securityholders.

BUSINESS
Stargardt Disease
Background
Autosomal recessive STGD1 is a rare monogenetic juvenile-onset macular dystrophy that is characterized by the aberrant and excessive accumulation of toxic vitamin A by-products and cellular debris which precedes the death of retinal tissue and loss of vision. STGD1 is the most common inherited retinal dystrophy, with an average prevalence rate of approximately 1:8,800 based on a weighted population proportion calculation. The estimated patient population is approximately 53,000 in the United States and approximately 109,000 in China. The disease is typically diagnosed at a young age, often starting during childhood or adolescence, and is characterized by lesions within retinal tissue which cause severe and irreversible loss of visual acuity gradually leading to legally defined blindness at a very young age. Older age at onset (>20 years of age) is associated with slower disease progression. There are no FDA-approved treatments for STGD1.
Individuals affected with STGD1 harbor mutations in a retina-specific ATP-binding cassette, or ABC, transporter gene, known as ABCA4. The ABCA4 gene encodes an ATP-dependent transporter, known as ABCA4, or Rim Protein. This protein resides at the rim of rod and cone photoreceptor disc membranes where it removes light-activated or ‘bleached’ visual chromophore (all-trans retinal) from the retina permitting detoxification by a retinal dehydrogenase (RDH8) which, in turn, allows recycling within the underlying RPE. The primary function of the RPE is to provide metabolic and trophic support to sustain health and integrity of the retina. The intimate association of the RPE with outer segments of rod and cone photoreceptors facilitates this function.
The RPE converts dietary vitamin A delivered from the blood circulation, and recycled retinol liberated from the retina following exposure to light, into visual chromophore (11-cis retinal). The visual chromophore is then transferred to the retina to maintain light sensitivity and function of the retina. The enzymatic conversion of dietary vitamin A to a light-sensitive visual chromophore is a unique process which only occurs within RPE cells and the ABCA4 protein plays a key role in this process—see figure below.
The processing of vitamin A (aka, retinol, or all-trans retinol) in the visual cycle begins with the delivery of circulating retinol to the RPE. The ternary complex of RBP4-retinol-TTR is presented to RBP4 receptors which are located on the basal surface of RPE. The RBP4-TTR vehicle serves to solubilize retinol and produce a large molecular size complex which resists elimination in the kidney. Upon entry into the RPE, retinol undergoes a series of enzymatic reactions resulting in generation of the visual chromophore, 11-cis retinal. The visual chromophore is delivered to the retina where it combines with opsin to form the light-sensitive visual pigment, rhodopsin. Photoactivation of rhodopsin liberates all-trans retinal which is transported out of the retina by the ABCA4 protein.

In the absence of a functional ABCA4 protein, retinal accumulates within photoreceptor outer segments where it generates membrane-damaging reactive oxygen species, and also spontaneously reacts with cellular lipids and other retinaldehyde molecules. These retinal-retinal species, known as bisretinoids, and oxidized membranes are taken into the RPE through normal diurnal phagocytic processing where they gradually accumulate. It is theorized that these compounds reach a critical mass within RPE phagolysosomes and cause dysfunction of the metabolic activities of the RPE leading to early accelerated accumulation of lipofuscin which severely compromises the ability of the RPE to nourish the retina.
Symptoms of STGD1
Source: https://makariwellness.com/stargardt-disease/
Preclinical Proof of Concept
Abca4 – / – / Rdh8 – / – STGD1 mouse model
In the Abca4 – / – / Rdh8 – / – double knockout STGD1 mouse model, daily dosing at approximately 25 mg/kg of Tinlarebant was given for 12 weeks. A mean RBP4 reduction of approximately 90% in Tinlarebant treated double knockout mice was achieved and led to an approximately 80% reduction of A2E, that are known to cause STGD1 and have been implicated in progression of dry AMD, compared to the untreated double knockout mice.
Importantly, Outer Nuclear Layer, or ONL, thickness was significantly decreased in untreated ABCA4 – / – /RDH8 – / – mice, compared to the double knockout mice treated with Tinlarebant. Macular degeneration in dry AMD and STGD1 is associated with thinning of the ONL which indicates loss of photoreceptor cells, which is believed to be caused by excessive levels of bisretinoid toxins.

Clinical Development for STGD1
In September 2025, we completed the last subject visit in the Phase 3 clinical trial of Tinlarebant named “DRAGON” in adolescent STGD1 patients from the United States, the United Kingdom, Germany, Netherlands, France, Belgium, Switzerland, China, Hong Kong, Taiwan, and Australia. Previously, we completed two Phase 1 clinical trials of Tinlarebant in healthy adult subjects in mid-2020, a Phase 1b clinical trials of Tinlarebant in adolescent STGD1 subjects in late 2021, and a Phase 2 clinical trial of Tinlarebant in adolescent STGD1 subjects in late 2023. In addition, to facilitate future NDA applications in Japan, we have completed the Phase 1b PK/PD portion and are conducting a Phase 2/3 clinical trial of Tinlarebant in adolescent STGD1 patients aged 12 to 20 years old in Japan, the United States and the United Kingdom (“DRAGON II”).
Phase 3 Clinical Trial in STGD1
Based on data from the Phase 1b/2 study, we initiated a Phase 3 clinical trial named “DRAGON” in adolescent STGD1 patients. This trial, which is a multi-center, randomized, double-masked, placebo-controlled study to evaluate the safety and efficacy of Tinlarebant in the treatment of adolescent STGD1 patients, has commenced in the U.S., the United Kingdom, Germany, Netherlands, France, Belgium, Switzerland, China, Hong Kong, Taiwan, and Australia and has completed enrollment of 104 subjects. On February 26, 2025, the DSMB conducted a pre-specified interim analysis of the DRAGON trial which included an adaptive sample size re-estimation that would determine the need for an increase in sample size in order to enhance power. The interim analysis was performed after all subjects completed the one-year assessment. Following the interim analysis, the DSMB recommended the trial proceed without any modifications, which indicates that a sample size increase is not warranted. In addition, the DSMB recommended to submit the data for further regulatory review for drug approval. According to the DSMB, Tinlarebant is well-tolerated and the safety profile remains consistent with previously observed data and the mechanism of action for Tinlarebant. In addition, visual acuity was stabilized in the majority of subjects, with mean change from baseline of less than three letters under both standard and low luminance, throughout the two-year study. In May 2025, the FDA granted Breakthrough Therapy Designation for Tinlarebant in the treatment of STGD1. As of the date of this prospectus supplement, China’s NMPA has agreed to accept a New Drug Application with priority review for Tinlarebant in the treatment of Stargardt disease based on the interim analysis results of the DRAGON trial. Additionally, the United Kingdom’s MHRA has agreed to accept a Conditional Marketing Authorization application for Tinlarebant in the treatment of Stargardt disease based on the interim analysis results of DRAGON trial.
In September 2025, we completed the last subject visit in the Phase 3 DRAGON trial. In December 2025, we announced the top-line results of the Phase 3 DRAGON trial. The primary endpoint in the DRAGON trial was the difference in annualized aggregate lesion growth rates (detected as definitely decreased autofluorescence, DDAF) between the Tinlarebant and placebo groups over the 2-year treatment period. Lesion growth rates were analyzed using a mixed model for repeated measures (MMRM) and a pre-specified unstructured covariance matrix. As shown in the table below, there was a progressive separation of the lesion growth trajectories throughout the treatment period in which the Tinlarebant group showed reduced lesion growth at every measured timepoint compared to placebo.

Statistical analysis revealed a 35.7% reduction in the annualized lesion growth rate in the Tinlarebant group compared to placebo. This treatment effect was determined to be highly statistically significant (p=0.0033) signifying achievement of the primary endpoint. A post-hoc analysis performed using MMRM with the autoregressive covariance matrix produced a consistent result showing Tinlarebant group had a 35.4% reduction in lesion size (p <0.0001). Additionally, Tinlarebant achieved a reduction in RBP4 levels by a mean of approximately 80% relative to baseline. Mean RBP4 levels returned to 84% of baseline one to three months following drug cessation, and recovery of RBP4 concentration correlated well with the decreased Tinlarebant exposure.
Tinlarebant (5 mg orally, daily) was well tolerated in adolescent STGD1 patients. No drug or trial discontinuation due to non-ocular adverse events. There were 4 drug discontinuations that were related to the treatment. Xanthopsia and delayed dark adaptation are the most common drug related ocular adverse events. The majority of xanthopsia, delayed dark adaptation, and night vision impairment were mild, and most resolved during the trial. Headaches were the most commonly reported treatment-related non-ocular adverse event.
Phase 2/3 Clinical Trial in STGD1
In addition to the completed Phase 3 DRAGON clinical trial, we are conducting a clinical trial of Tinlarebant in adolescent STGD1 patients aged 12 to 20 years old in Japan, the United States and the United Kingdom (“DRAGON II”). The DRAGON II trial is a combination of a Phase 1b open-label study to evaluate the pharmacokinetics and pharmacodynamics of Tinlarebant in adolescent Japanese STGD1 subjects and a 24‑month, Phase 2/3, multi-center, randomized, double-masked, placebo-controlled study designed to evaluate the efficacy, safety and tolerability of Tinlarebant. We have completed the Phase 1b PK/PD portion of DRAGON II and have dosed the first patient in the Phase 2/3 portion of the trial, which has a target enrollment of approximately 60 subjects, including approximately 10 Japanese subjects. The data from Japanese subjects is intended to facilitate future NDA applications in Japan.
Phase 1b/2 Clinical Trial in STGD1
We initiated an open-label, dose-finding Phase 1b/2 clinical trial in adolescent STGD1 patients in mid-2020 in Australia and Taiwan and have completed this trial. The study design includes two portions: Phase 1b and Phase 2. We have completed the Phase 1b portion of this study in 11 adolescent STGD1 subjects which has extended into a two-year, Phase 2 study with 13 adolescent STGD1 subjects in Australia and Taiwan. As of the date of this prospectus supplement, data is available for the 11 subjects who have completed the Phase 1b portion and for the 12 subjects who have completed the 24-month of treatment.
The Phase 1b portion is a dose-finding study designed to determine the optimal dose of Tinlarebant and to evaluate safety, tolerability, PK and PD in adolescent STGD1 patients for a treatment period of 2 cycles of 14-day daily dosing of Tinlarebant (28 days of daily treatment) and a 14-day follow-up period. The Phase 2 portion consists of a 2-year treatment period with a follow-up period of one month. In the Phase 2 portion of the study, in addition to monitoring the safety and tolerability, we aimed to monitor PK and PD biomarkers (RBP4 and retinol) and the effects of treatment using various retinal imaging modalities (including DDAF, QDAF, SD-OCT, and microperimetry), change in BCVA, and the relationship between the change in RBP4 levels and rate of lesion growth. Furthermore, a Safety Review Committee, or SRC, and an independent Data and Safety Monitoring Board, or DSMB, were formed to monitor the Phase 1b portion of this study to evaluate all the safety, toxicity, and dose response data and provide recommendations for the appropriate dose to be used for Phase 2. The DSMB monitored the safety and efficacy trends throughout the Phase 2 study.
Phase 1b/2 Efficacy Results
The PD profile from adolescent STGD1 subjects during the Phase 1b portion showed a mean RBP4 reduction of ~80%, relative to baseline values. This PD effect was maintained throughout the 28-day daily dosing period. Mean RBP4 levels returned toward baseline values following 14 days of drug cessation. In this study, the concentration of Tinlarebant in plasma and reduction of RBP4 showed a correlation. Pharmacodynamic profiles obtained from heathy adults and in adolescent STGD1 subjects under an identical dosing regimen showed similar dose-dependent reductions of RBP4 and a return of RBP4 toward baseline following drug cessation.
Mean Reduction of Plasma RBP4 in Adolescent STGD1 Subjects (Phase 1b)
Note: These data represent a mean profile obtained from 6 subjects in Australian site. Data from the remaining 5 subjects in Taiwan could not be collected due to COVID-19 restrictions at the clinical site in Taiwan.
Upon completion of the Phase 1b portion, an optimal daily dose was identified which was able to achieve a mean RBP4 reduction of > 70%, relative to baseline values.
We have completed the Phase 2 portion of this study and we have obtained 24-month treatment data for a total of 12 subjects as of the date of this prospectus supplement. The final 24-month data of the Phase 2 trial continues to demonstrate Tinlarebant’s safety profile and show a sustained reduced DDAF lesion growth compared to natural history data from adolescent STGD1 patients who participated in a 24-month natural history study known as ‘ProgStar.’ Retinal imaging showed that 5 of 12 subjects remained free of atrophic retinal lesions (referred to as definitely decreased autofluorescence or DDAF) after 24 months of Tinlarebant treatment. In the 7 subjects showing DDAF lesion growth, the growth rate was significantly reduced when compared to historical control data obtained from ProgStar participants. Visual acuity was stabilized in majority of subjects during the study with a mean loss of five letters following 24 months of treatment (a loss of <10 letters is not considered clinically significant). It is notable that a comparison of the 24-month DDAF lesion growth between Tinlarebant-treated subjects and ProgStar participants possessing similar baseline characteristics (aged ≤18 years) showed a sustained lower DDAF lesion growth in Tinlarebant-treated subjects over the 24-month treatment period (p<0.001).

Note:
*
Only 50 patients from ProgStar Cohort (aged ≤18) were included in the analysis due to one subject having ungradable screening FAF data

(1)
Strauss RW, Ho A, Muñoz B, et al. ProgStar Report No. 1. Ophthalmology. 2016;123(4):817-28.

(2)
Strauss RW, Muñoz B, Ho A, et al. ProgStar Report No. 9. JAMA Ophthalmol. 2017; 135(11):1232-1241.

Phase 1b/2 Safety Results
Adverse events reported during the Phase 1b study were consistent with Tinlarebant’s mechanism of action and included delayed dark adaptation (DDA) and transient chromatopsia in 7 of 11 subjects (or 63.6%), which were all graded as mild. It is notable that the majority of DDA cases required confirmation by laboratory measure (dark adaptometry) as many subjects were asymptomatic. The findings of DDA, xanthopsia, and other visual changes were monitored and determined to be reversible. In addition, there were no clinically significant findings related to vital signs, physical exams, or electrocardiograms. There were no deaths nor serious adverse events reported and no adverse events that required discontinuation of Tinlarebant.
The 24-month safety results of the Phase 2 study showed that ocular adverse events that were considered related to Tinlarebant were reported in 12 of 13 subjects (or 92.3%). The most common ocular treatment-related adverse events included xanthopsia/chromatopsia (8 of 13 subjects, or 61.5%) and delayed dark adaptation (7 of 13 subjects, or 53.8%). No deaths nor serious or severe adverse events were reported. In addition, there were no clinically significant findings related to vital signs, physical exams, or electrocardiograms.

Treatment-Related Adverse Events	Severity	Frequency (#Subjects)
Xanthopsia/Chromatopsia	Mild	8/13
Delayed Dark Adaptation (DDA)	Mild	7/13
Delayed light adaptation	Mild	1/13
Night vision impairment	Mild	1/13
Visual impairment	Mild	1/13
Blepharospasm	Mild	1/13
Headache	Mild	1/13

MATERIAL TAX CONSIDERATIONS
The following summary of Cayman Islands and U.S. federal income tax considerations of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs or ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares and ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of dividends or capital to any holder of our ordinary shares or ADSs, nor will gains derived from the disposal of our ordinary shares or ADSs be subject to Cayman Islands income or corporation tax.
United States Federal Income Tax Considerations
The following discussion is a general discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of our ADSs or ordinary shares by U.S. Holders (as defined below) that acquire our ADSs in this offering and hold our ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address any aspect of U.S. federal gift or estate tax, the alternative minimum tax, the Medicare tax on net investment income, or the state, local or non-U.S. tax consequences of an investment in our ADSs or ordinary shares. This discussion is based on the Code, its legislative history, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, all as of the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. No ruling has been obtained and no ruling will be requested from the U.S. Internal Revenue Service (the “IRS”), with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the statements provided below.
This discussion is not a complete description of all tax considerations that may be relevant to particular investors in light of their individual circumstances or investors subject to special tax rules, such as:
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brokers or dealers in securities or currencies;

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mutual funds and pension plans;

•
traders in securities that elect to use a mark-to-market method of tax accounting for securities holdings;

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banks or certain financial institutions;

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insurance companies;

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tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

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S corporations, partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding our ADSs or ordinary shares through any such entities;

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regulated investment companies or real estate investment trusts;

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persons that hold our ADSs or ordinary shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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persons whose functional currency for tax purposes is not the U.S. dollar;

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persons holding our ADSs or ordinary shares in connection with a trade or business or permanent establishment outside the United States;

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persons required under Section 451(b) of the Code to conform their recognition of gross income for tax purposes to their applicable financial statements;

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U.S. expatriates; or

•
persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting stock or (ii) the total value of all classes of our stock (including our ADSs or ordinary shares).

Each prospective investor is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is:
•
an individual citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

For U.S. federal income tax purposes, income earned through an entity or arrangement classified as a partnership for U.S. federal income tax purposes is attributed to its owners. Accordingly, if a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Dividends
The following discussion is subject to the discussion under “Passive Foreign Investment Company” below. If we make cash distributions and you are a U.S. Holder, the gross amount of any distributions with respect to your ADSs or ordinary shares (including the amount of any taxes withheld therefrom) will be includible in your gross income on the day you actually or constructively receive such income as dividend income if the distributions are made from our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles. We intend to calculate our earnings and profits according to U.S. federal income tax principles, which will be shared on our website as discussed under “Passive Foreign Investment Company” below. Any distributions on our ADSs or ordinary shares, if any, in excess of such earnings and profits will generally be treated as described below under “Sale or Other Disposition.” Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations. Dividends received by individuals and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our ADSs (but not our ordinary shares), which are listed on the Nasdaq Capital Market, will be considered readily tradeable on an established securities market in the United States, although there can be no assurance in this regard. U.S. Holders should consult their own tax advisors regarding the potential availability of the reduced dividend tax rate in respect of our ADSs and ordinary shares.
Dividends paid on our ADSs or ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable non-U.S. withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
The following discussion is subject to the discussion under “Passive Foreign Investment Company” below. A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. The holder’s adjusted tax basis will generally equal the amount the holder paid (including the offering price for the ADS or ordinary shares and trading fee, transaction levy and brokerage fee paid in connection with such purchase). Any gain or loss the U.S. Holder recognizes will generally be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be U.S.- source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a more favorable rate of taxation. The deductibility of a capital loss may be subject to limitations.
U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.
Passive Foreign Investment Company
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, the U.S. Holder would generally be subject to adverse U.S. tax consequences, in the form of increased tax liabilities (unless certain elections described below are timely made) and special U.S. tax reporting requirements.
A non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (after taking into account a proportionate share of the income and assets of subsidiaries in which it owns at least a 25% interest by value), (i) at least 75% of its gross income is “passive” income, such as interest and income from financial investments (the “income test”) or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce or are held to produce passive income (the “asset test”). For purposes of making a PFIC determination, the non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the gross income of any other corporation of which it is, directly or indirectly, a 25% or greater shareholder (by value). For purposes of the asset test, any cash and cash invested in short-term, interest bearing, debt instruments, or bank deposits that are readily convertible into cash will generally count as producing passive income or held for the production of passive income, and goodwill should be treated as an active asset to the extent that it is associated with activities that produce or are intended to produce active income.
Based on our current estimate of our gross income and of the value of our gross assets (including goodwill) and the manner in which we conduct our business, we expect that we will be a PFIC for the current taxable year. There can, however, be no assurance regarding our PFIC status as PFIC status is tested for each taxable year and will depend on the composition of our assets and income in such taxable year.
Furthermore, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the IRS will not challenge our application of the PFIC rules. Our counsel expresses no opinion with respect to our expectations contained in this paragraph.
If we are a PFIC for any taxable year during which you held our ADSs or ordinary shares, certain adverse U.S. federal income tax rules would apply. You would generally be subject to additional taxes and interest charges on certain “excess distributions” we make, or on any gain you realize on the disposition or deemed disposition of your ADSs or ordinary shares, regardless of whether we continue to be a PFIC in the year in which you receive an “excess distribution” or dispose of or are deemed to have disposed of, your ADSs or ordinary shares. Distributions in respect of our ADSs or ordinary shares during a taxable year in which we are a PFIC would generally constitute “excess distributions” if, in the aggregate, they exceed 125% of the average amount of distributions with respect to your ADSs or ordinary shares over the three preceding taxable years or, if shorter, the portion of your holding period before such taxable year.
To compute the tax on “excess distributions” or any gain, (i) the “excess distribution” or the gain would be allocated ratably to each day in your holding period, (ii) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (iii) the amount allocated to other taxable years would be taxable at the highest applicable marginal rate in effect for that year, and (iv) an interest charge at the rate for underpayment of taxes for any period described under (iii) above would be imposed on the resulting tax liability on the portion of the “excess distribution” or gain that is allocated to such period. In addition, if we were a PFIC (or treated as a PFIC with respect to you) for any taxable year in which we make a distribution or the preceding taxable year, such distribution would not qualify for taxation at the more favorable tax rate applicable to “qualified dividend income,” as discussed in the “Dividends” section above.
In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ADSs or ordinary shares by making a timely QEF Election (or a QEF Election along with a purging election as described below). Pursuant to the QEF Election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. You are urged to consult your own tax advisor regarding the availability and tax consequences of a retroactive QEF Election under your particular circumstances.
In order to comply with the requirements of a QEF Election, a U.S. Holder must receive a PFIC annual information statement from us. Because we believe we will be a PFIC for the current taxable year, we expect to provide information necessary for a U.S. Holder to make a QEF Election with respect to us for the current taxable year on our website (https://belitebio.com/), but there can be no assurance that we will timely provide the required information.
If a U.S. Holder has made a QEF Election with respect to our ADSs or ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described below), any gain recognized on the sale of our ADSs or ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.
Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ADSs or ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above with respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ADSs or ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.
You might be able to make a “mark-to-market” election with respect to our ADSs, but not our ordinary shares, in order to elect out of the tax treatment discussed above. If you make a valid mark-to-market election, you will include in gross income for each taxable year that we are treated as a PFIC an amount equal to the excess, if any, of the fair market value of your ADSs as of the close of such taxable year over your adjusted basis in such ADSs. You will be permitted a deduction for the excess, if any, of the adjusted basis of your ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on any sale or other disposition of the ADSs, will be treated as ordinary income. Ordinary loss treatment also will apply to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on a sale or disposition of the ADSs, to the extent that the amount of such loss does not exceed the net mark-to- market gains previously included for such ADSs. Your basis in your ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs generally will apply to distributions by us, except that the favorable rate for “qualified dividend income” discussed in the “Dividends” section above will not apply to any distribution if we are a PFIC (or treated as a PFIC with respect to you) in the taxable year of the distribution or the preceding taxable year. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. For those purposes, we expect that our ADSs will each be treated as marketable stock upon their listing on the Nasdaq Stock Market, and we expect the exchange will be a qualified exchange for these purposes. We anticipate that our ADSs should qualify as being regularly traded. U.S. Holders of ordinary shares may be able to make a mark-to-market election, but no assurances may be given in this regard and such holders are advised to consult their own tax advisor regarding their eligibility to make such election. Because a mark-to-market election cannot technically be made for equity interests in lower-tier PFICs that we own, if we are a PFIC for any taxable year, a U.S. Holder generally will continue to be subject to the general PFIC rules with respect to the holder’s indirect interest in any investments held by us that are treated as equity interest in a PFIC for U.S. federal income tax purposes. You should consult your tax advisor as to the availability and desirability of a mark-to-market election if we are a PFIC.
Under certain attribution rules, if we are a PFIC for any taxable year in which you hold our ADSs or ordinary shares, you will be deemed to own your proportionate share of lower-tier PFICs, and would be subject to U.S. federal income tax under the PFIC rules described in the preceding paragraphs on (i) a distribution on the shares of a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, both as if such U.S. Holder directly held the shares of such lower-tier PFIC. We will endeavor to cause any lower- tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF Election with respect to the lower-tier PFIC. However, there can be no assurance we will have timely knowledge of the status of any such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. You are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
If you own (or you are deemed to own) shares in a PFIC during any taxable year, you generally will be required to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with your U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS. The rules dealing with PFICs and with the QEF Election and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, you should consult your own tax advisor regarding the application of the PFIC rules to your investment in our ADSs or ordinary shares and the elections discussed above.
U.S. Information Reporting and Backup Withholding Rules
Dividend payments with respect to our ADSs or ordinary shares and the proceeds received on the sale or other disposition of our ADSs or ordinary shares may be subject to information reporting to the IRS and may be subject to backup withholding, unless you (i) are a corporation or other exempt recipient or (ii) in the case of backup withholding, provide a correct taxpayer identification number and certify that you are not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, provided that the required information is timely provided to the IRS. You are advised to consult with your tax advisor regarding the application of the U.S. information reporting and backup withholding rules to your particular circumstances.
Information Reporting with Respect to Foreign Financial Assets
Individual U.S. Holders (and, under regulations, certain entities) may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs or ordinary shares for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual or entity. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs or ordinary shares. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. You should consult your tax advisors regarding your reporting obligations with respect to their ownership and disposition of the securities.
PROSPECTIVE INVESTORS IN OUR ADSS OR ORDINARY SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM OWNING OR DISPOSING OUR ADSS OR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-US JURISDICTION, INCOME TAX TREATIES AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Leerink Partners LLC and BofA Securities, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of ADSs indicated below:
Name	Number of ADSs
Morgan Stanley & Co. LLC
Leerink Partners LLC
BofA Securities, Inc.
Cantor Fitzgerald & Co.
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken. However, the underwriters are not required to take or pay for the ADSs covered by the underwriters’ option to purchase additional ADSs described below.
The underwriters initially propose to offer part of the ADSs directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to      additional ADSs at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares ADSs listed next to the names of all underwriters in the preceding table.
The following table shows the per ADS and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional      ADSs.
Total
	Per ADS	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $      . We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.
Our ADSs are listed on the Nasdaq Capital Market under the trading symbol “BLTE”.
We, all directors and officers and certain of our other existing security holders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

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offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares;

•
file any registration statement with the Securities and Exchange Commission relating to the offering of any ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares.

whether any such transaction described above is to be settled by delivery of ADSs, ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares.
The restrictions described in the immediately preceding paragraph to do not apply to:
•
transfers of ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares (i) as a bona fide gift, or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) not involving a change in beneficial ownership, or (iv) if the lock-up party is a trust, to any beneficiary of the lock-up party or the estate of any such beneficiary;

•
distributions of ADSs or ordinary shares or any security convertible into ADSs or ordinary shares to stockholders, partners (general or limited), members or managers of the lock-up party, as applicable, or to the estates of any such stockholders, partners, members or managers of the lock-up party;

•
transfers of ADSs or ordinary shares or any security convertible into ADSs or ordinary shares to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party (for purposes of the restricted period, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin);

•
transfers of ADSs or ordinary shares or any security convertible into ADSs or ordinary shares to the lock-up party’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), or to the estates of any such affiliates, or to any investment fund or other entity controlled or managed by the lock-up party;

•
transfers of ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares pursuant to a qualified domestic relations order or in connection with a divorce settlement or other court order;

•
transfers of ADSs or ordinary shares or any security convertible into ADSs or ordinary shares by will or intestate succession upon the death of the lock-up party;

•
transfers of ADSs or ordinary shares or any security convertible into ADSs or ordinary shares to the Company in satisfaction of any tax withholding obligation; provided that in the case of any transfer or distribution pursuant to any of the foregoing clauses, each donee or distributee shall be subject to the same restrictions during the restricted period as each donor or distributor;

•
facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or ordinary shares (including the transfer of applicable ordinary shares to the Depositary for issuance of ADSs), provided that (i) such plan does not provide for the transfer or sale of the underlying ADSs during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or ordinary shares may be made under such plan during the restricted period,

•
the sale of ADSs or ordinary shares pursuant to an existing trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that to the extent a public announcement or filing under the

Exchange Act is required of the lock-up party or the Company regarding the sale, such announcement or filing shall include a statement to the effect that the sale occurred pursuant to such trading plan;
•
the transfer of ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of ADSs or ordinary shares involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ADSs or ordinary shares owned by the lock-up party shall remain subject to the same restrictions. For the purposes of this clause, “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an pursuant to this offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 75% of the outstanding voting securities of the Company (or the surviving entity);

•
(i) the receipt by the lock-up party from the Company of ADSs or ordinary shares upon the exercise of options or warrants, insofar as such options or warrants are outstanding as of the date of the Prospectus, provided that such options or warrants are described in the Prospectus and the Securities received upon exercise of such option or warrant shall remain subject to this agreement or (ii) the transfer of ADSs or ordinary shares or any securities convertible into ADSs or ordinary shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options or warrants so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale of any ADSs or ordinary shares relating to options or warrants, whether to cover the applicable exercise price, withholding tax obligations or otherwise, provided further that any ADSs, ordinary shares or any or any securities convertible into ADSs or ordinary shares remaining following such transfer to the Company remain subject to this agreement, or

•
any transfer of ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares to the Company pursuant to any contractual arrangement under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares in the event the lock-up party ceases to provide services to the Company, provided that such contractual arrangement is disclosed in this prospectus supplement or filed as an exhibit to the registration statement on Form F-3 relating to this offering or a document incorporated by reference therein, and provided further that no filing under the Exchange Act or other public filing, report or announcement reporting a change in beneficial ownership of ADSs shall be required or shall be voluntarily made during the restricted period within 60 days after the date the lock-up party ceases to provide services to the Company, and after such 60th day, if the lock-up party is required to file a report under the Exchange Act reporting a change in beneficial ownership of ADSs or ordinary shares during the restricted period, the lock-up party shall clearly indicate in the footnotes thereto that the filing relates to the termination of the lock-up party’s employment or other services and no other filing or public announcement shall be made voluntarily during the restricted period in connection with such transfer.

The representatives, in their sole discretion, may release the ADSs, ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the option. The underwriters may also sell ADSs in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Leerink Partners LLC and Cantor Fitzgerland & Co. are sales agents under our Sales Agreement dated June 16, 2023 in connection with the offer and sale from time to time through an “at-the-market offering” program of our ordinary shares represented by ADSs of an aggregate offering price up to $100 million.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of ADSs shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the ADSs.
Accordingly, the ADSs have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ADSs constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ADSs. The ADSs may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ADSs constitutes either a “small number private placement” or a

“small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ADSs. The ADSs may only be transferred en bloc without subdivision to a single investor.

EXPENSES OF THE OFFERING
The following table sets forth fees and expenses payable by us, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates, except for SEC registration fee.
Item	Amount
SEC registration fee(1)	$
Accounting fees and expenses		$211,500
Legal fees and expenses		$540,000
Miscellaneous fees and expenses		$15,250
Total	$

(1)
Includes offering price of additional ADSs that the underwriters have the option to purchase.

LEGAL MATTERS
We are being represented by O’Melveny & Myers LLP with respect to legal matters of U.S. federal securities and New York State law. Fenwick & West LLP is counsel for the underwriters in connection with this offering. The validity of our ordinary shares represented by the ADSs and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. O’Melveny & Myers LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law

EXPERTS
The consolidated financial statements of Belite Bio, Inc at December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 appearing in Belite Bio, Inc’s Annual Report for the year ended December 31, 2024 on Form 20-F, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum Asia CPAs LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3ASR, including exhibits and schedules, under the Securities Act with respect to the ADSs offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the ADSs offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF INFORMATION BY REFERENCE
We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement have been sold or de-registered:
•
our Annual Report on Form 20-F (File No. 001-41359) for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025

•
our current report on Form 6-K furnished with the SEC on December 1, 2025, with our Unaudited Interim Condensed Consolidated Financial Statements attached as Exhibit 99.1 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations as of September 30, 2025 and for the nine months ended September 30, 2024 and 2025 attached as Exhibit 99.2;

•
the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 20, 2022, and any amendment or report filed with the SEC for the purpose of updating the description; and

•
the information specifically incorporated by reference herein from our reports of foreign private issuer on Form 6-K filed with the SEC on February 6, 2025, February 27, 2025, March 17, 2025 (two filings), March 18, 2025, March 28, 2025, April 15, 2025, May 14, 2025, May 21, 2025, July 2, 2025, August 7, 2025, August 11, 2025, September 8, 2025, November 10, 2025 and December 1, 2025 (two filings).

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Certain statements in and portions of this prospectus supplement update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above-listed documents. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Belite Bio, Inc
12750 High Bluff Drive Suite 475,
San Diego, CA 92130
Tel: +1-858-246-6240
Attention: Chief Financial Officer

PROSPECTUS
Belite Bio, Inc
American Depositary Shares representing Ordinary Shares, Ordinary Shares,
Preferred Shares, Warrants, Overallotment Purchase Rights, Subscription
Rights, Units, Capital Notes and/or Debt Securities
This prospectus relates to the offer and sale by Belite Bio, Inc from time to time of its American Depositary Shares, or ADSs, each representing one ordinary share, par value $0.0001 per share, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities. We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities collectively as “securities” in this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us. We or any selling shareholder may also offer American Depositary Shares, or ADSs, representing ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants.
Each time we or any selling shareholder offer or sell securities covered by this prospectus, we will provide a prospectus supplement, if required. Any such prospectus supplement will provide specific information about the terms of that offering and may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement before you purchase any of the securities offered hereby.
We or any selling shareholder may offer or sell the securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.
We are a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Our Company — Implications of Being a Foreign Private Issuer” for additional information.
Our ADSs are quoted on the Nasdaq Capital Market under the symbol “BLTE.” The closing price of our ADSs, as reported on the Nasdaq Capital Market on January 24, 2025, was $59.42.
Investing in our securities involves risks. We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly owned subsidiaries. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries. In addition, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. Lin Bioscience International Ltd., our principal shareholder, holds more than 50% of the shareholder voting power of our outstanding share capital, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.
You should carefully consider the risks incorporated by reference under the heading “Risk Factors” on page 11 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus or any accompanying prospectus supplement before making a decision to invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated January 27, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we or selling shareholders may offer our ordinary shares, including ADSs representing our ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling shareholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling shareholders may offer.
This prospectus only provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement containing specific information about the offering, if required. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement and any related free writing prospectuses to be provided to you may include a discussion of any risk factors or other special considerations or information that apply to that offering. The prospectus supplement and any related free writing prospectuses may also add, update or change the information in this prospectus. Before purchasing any of our securities, you should carefully read the registration statement, including exhibits to the registration statement, this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement and related free writing prospectuses, including the information incorporated by reference. Neither we nor any selling shareholder, underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectuses or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.
When we refer to “Belite,” “we,” “us,” “our,” and the “Company,” we mean Belite Bio, Inc, together with its direct and indirect wholly owned subsidiaries, Belite Bio Holdings Corp., Belite Bio, LLC, RBP4 Pty Ltd, Belite Bio (HK) Limited, Belite Bio (Taiwan) Inc. and Belite Bio (Shanghai) Limited.
All references in this prospectus to “$”, “US$”, “USD”, “U.S. dollars” and “dollars” are to the legal currency of the United States. Our reporting currency is the U.S. dollar.
The “Belite Bio” and “倍 亮 生 物” names and logos are our trademarks, trade names and service marks. This prospectus contains additional trademarks, service marks, logos, copyrights and trade names of others, which are the property of their respective owners. All trademarks, service marks, logos, copyrights and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, logos, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Solely for convenience, the trademarks, service marks, logos, copyrights and trade names referred to in this prospectus are without the ® and ™ symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, logos, copyrights and trade names or that the applicable owner will not assert its rights to these trademarks, service marks, logos, copyrights and trade names.
We were incorporated as an exempted company under the laws of the Cayman Islands and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents.

OUR COMPANY
Business Overview
We are a clinical stage biopharmaceutical drug development company focused on advancing novel therapeutics targeting retinal degenerative eye diseases which have significant unmet medical need such as (i) atrophic age-related macular degeneration (AMD), commonly known as Geographic Atrophy (GA) in advanced dry AMD, and (ii) autosomal recessive Stargardt disease type 1, or STGD1. Both GA and STGD1 cause progressive loss of vision leading to permanent blindness. In addition to our lead product candidate (Tinlarebant) which is intended for the treatment of GA and STGD1, our drug development pipeline also includes a small molecule, orally administered compound which is intended for the treatment of metabolic diseases such as non-alcoholic fatty liver disease, or NAFLD, nonalcoholic steatohepatitis, or NASH, type 2 diabetes, or T2D, and gout.
Tinlarebant (LBS-008)
Our lead product candidate, Tinlarebant (a/k/a LBS-008), is an orally administered, once-a-day tablet intended as an early intervention for maintaining the health and integrity of retinal tissues in STGD1 and GA patients. Currently, there are no FDA approved treatments for STGD1 and no approved orally administered treatments for GA. Therefore, if approved, Tinlarebant would be a novel oral therapeutic addressing an unmet medical need in both STGD1 and GA.
In both STGD1 and GA, the accumulation of bisretinoid toxins has been implicated in the progression of retinal disease leading to irreversible blindness. Bisretinoids are derived from circulating retinol. Therefore, it is hypothesized that reduction of retinol delivery to the eye may reduce bisretinoid accumulation and slow disease progression in STGD1 and GA patients.
The sole carrier protein for delivery of retinol to the eye is serum retinol binding protein 4, or RBP4. Developed from our RBP4 intellectual property portfolio, or RBP4 IP Portfolio, Tinlarebant was designed to be a potent and reversible RBP4 antagonist. As an RBP4 antagonist, Tinlarebant reduces the amount of retinol entering the visual cycle thereby reducing the formation of bisretinoid toxins which will ultimately preserve the health of the retina. We hold a worldwide exclusive license of the RBP4 IP Portfolio from Columbia University, which contains disclosure directed to over 400 structurally distinct RBP4 antagonists under patent protection in major pharmaceutical markets worldwide, including the United States, the European Union, China, Australia, Japan, South Korea and India.
Tinlarebant was designed to target RBP4 as a means to sustain reduced retinol delivery to the eye and reduce the accumulation of bisretinoids in ocular tissue. Our available data suggest that this therapeutic approach could potentially slow disease progression and vision loss in patients affected with STGD1, which shares strong pathophysiologic similarities with GA. In clinical trials, Tinlarebant has demonstrated a target specificity and potency that we believe could be clinically meaningful for STGD1 and GA patients.
As of mid-2020, we have completed one Phase 1 single ascending dose, or SAD, study in 40 healthy adult subjects in the U.S., one Phase 1 SAD study in 39 healthy adult subjects and one Phase 1 multiple ascending dose, or MAD, study in 32 healthy adult subjects in Australia. These studies involved 111 healthy adult subjects in total and evaluated the safety, toxicity, pharmacokinetics, or PK, and pharmacodynamics, or PD, of Tinlarebant.
Following completion of the Phase 1 studies, an open-label, dose-finding Phase 1b/2 clinical trial in adolescent STGD1 subjects was initiated in Australia and Taiwan. The study design included two portions: the Phase 1b portion was a 1-month dose finding study which enrolled 11 adolescent STGD1 subjects; the Phase 2 portion was a 24 month extension of the Phase 1b portion in which the 11 STGD1 subjects completing in Phase 1b were enrolled.
Two additional adolescent STGD1 subjects were also enrolled, giving a total of 13 adolescent STGD1 subjects for the Phase 2 portion. Genotyping data showed that all 13 subjects harbored severe biallelic mutations which would predict pathogenicity. The PD data from the Phase 1b portion revealed that during repeated daily dosing, Tinlarebant produces a sustained mean RBP4 reduction of >70%, relative to baseline. A total of 12 subjects completed the Phase 2 portion of the study (1 subject was lost to follow up at Month 12). The 24-month data continued to support Tinlarebant’s safety profile and showed no growth of atrophic retinal lesions (referred to as definitely decreased autofluorescence or DDAF) in 5 of 12 subjects. In the 7 subjects showing DDAF lesion growth, the growth rate was significantly reduced when compared to historical control data obtained from adolescent STGD1 patients who participated in a 24-month natural history study known as ‘ProgStar’. Based on data from the Phase 1b/2 study, a Phase 3 clinical trial named “DRAGON” in adolescent STGD1 patients was initiated. This study, which is a global, multi-center, randomized, double masked, placebo-controlled study designed to evaluate the safety and efficacy of Tinlarebant in the treatment of adolescent STGD1 patients, has completed enrollment of 104 subjects. Interim analysis of the Phase 3 DRAGON trial is anticipated to be conducted by the Data and Safety Monitoring Board (DSMB) in early 2025.
To support the clinical development of Tinlarebant in GA, in addition to the foregoing Phase 1 and 1b/2 studies described above, we have also completed a Phase 1b dose-finding study in elderly healthy adults to determine the appropriate dose for subjects with similar age and body mass index as GA patients. This study was an open-label, parallel, single-dose, clinical trial designed to evaluate the PK and PD of Tinlarebant in healthy subjects aged between 50 to 85 years of age. A dose that produces the desired PD effect against RBP4 was identified.
Based on data from the of the foregoing Phase 1b dose-finding study, we have also initiated a Phase 3 clinical trial named “PHOENIX” in GA patients. This study, which is a global, multi-center, randomized, double-masked, placebo-controlled study designed to evaluate the safety and efficacy of Tinlarebant in patients with GA associated with dry AMD, is expected to enroll approximately 430 subjects. To date, approximately 350 subjects have been enrolled.
In addition to the ongoing Phase 3 “DRAGON” clinical trial in adolescent STGD1 patients and the Phase 3 “PHOENIX” clinical trial in GA patients, we are conducting a clinical trial of Tinlarebant in adolescent STGD1 patients aged 12 to 20 years old in Japan, the United States and the United Kingdom (“DRAGON II”). The DRAGON II study is a combination of a Phase 1b open-label study to evaluate the PK and PD of Tinlarebant in adolescent Japanese STGD1 subjects and a 24-month, Phase 2/3, multi-center, randomized, double-masked, placebo-controlled study designed to evaluate the efficacy, safety and tolerability of Tinlarebant. We have completed the Phase 1b portion of DRAGON II and have dosed the first patient in the Phase 2/3 portion of the trial, which has a target enrollment of approximately 60 subjects, including approximately 10 Japanese subjects. The data from Japanese subjects is intended to facilitate future NDA applications in Japan.
LBS-009
LBS-009 is an anti-RBP4 oral therapy targeting liver disease, including NAFLD, NASH, and T2D. NAFLD occurs when an excess accumulation of fat damages the liver. Based on the data published by the Population Division of United Nations, it is estimated that approximately 1.8 billion adult patients suffer from NAFLD worldwide. Over time, liver damage and the associated inflammation can lead to the development of NASH, which is estimated to impact more than 9 million adult patients in the United States alone as of 2021. As the disease progresses, it can lead to cirrhosis and eventually, complete liver failure.
T2D is a chronic disease that occurs when the body cannot effectively use insulin, the hormone that regulates blood sugar levels. The health impact of T2D is profound, potentially causing damage to the eyes, heart, blood vessels, kidneys, and nerves. According to International Diabetes Federation, T2D is on the rise, with approximately 536 million adult patients globally in 2021.
Retinol-binding protein 4 (RBP4) is considered a potential biomarker and therapeutic target for NAFLD, NASH, and T2D. Research indicates a strong association between elevated RBP4 levels and the development of NAFLD, NASH, and T2D with studies showing that increased RBP4 can promote hepatic fat accumulation by inducing de novo lipogenesis, impairing fatty acid oxidation, and exacerbating insulin resistance within the liver, contributing to the progression of these diseases. LBS-009 is a small molecule designed to compete with retinol for RBP4 binding. When bound to LBS-009, RBP4 can no longer form a large molecular weight complex with transthyretin, or TTR. Consequently, the RBP4/LBS-009 complex can be removed from circulation by renal filtration. We believe that modulating RBP4 concentrations systemically with LBS-009 has a significant therapeutic potential for treating patients suffering from metabolically associated diseases, including NAFLD, NASH and T2D.
LBS-009 is currently in preclinical development.
Organizational Structure
The following diagram illustrates our corporate structure as of the date of this prospectus:
Cash Transfers and Dividend Distribution
Our cash is primarily held by our holding company, Belite. Belite is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through capital contributions or loans, and there are currently no restrictions on transferring funds between our Cayman Islands holding company and subsidiaries in the U.S., Australia and Hong Kong. Our ability to make loans and additional capital contribution to our PRC subsidiary may be restricted by PRC law.
In the normal course of our business, Belite evaluates the financial condition and capital needs of our subsidiaries periodically and provides funding for their operations via equity investments and intercompany loans.
Our subsidiaries outside of mainland China are permitted, under the respective laws of the U.S., Australia and Hong Kong, to provide funding to Belite through dividend distribution without restrictions on the amount of the funds. Our PRC subsidiary generates no revenue as of the date of this prospectus, but should it generate revenue in the future, its ability to distribute dividends to us will be limited by foreign exchange restrictions. In addition, restrictions on currency exchanges in China may limit our ability to freely convert Renminbi to fund any future business activities outside China or other payments in U.S. dollars, and capital control measures imposed by the Chinese government may limit our ability to use capital from our PRC subsidiary for business purposes outside of China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service- related foreign exchange transactions, cannot be made in currencies other than Renminbi without complying with certain procedural requirements of the State Administration of Foreign Exchange, or SAFE. As a result, we may need to obtain SAFE approval or registration to use cash generated from the operations of our PRC subsidiary to pay off its debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.
Our management monitors the cash position of each entity within our group regularly, and prepares budgets for our subsidiaries on a monthly basis. In the event that there is a need for cash or a potential short-term cashflow shortages, it would be reported to our chief financial officer and, subject to the approval by our board of directors, we will enter into an intercompany loan arrangement for relevant subsidiary.

Our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend not exceeding the amount recommended by our Board of Directors. As of the date of this prospectus, we have not paid and do not have any present plan to declare or pay any dividends in the foreseeable future. We currently intend to retain most of our available funds and any future earnings to fund the development and growth of our business.
Summary of Risk Factors
An investment in our securities is subject to a number of risks that if realized could materially affect our business, financial condition, results of operations, cash flows and access to liquidity. Investors should carefully consider all of the information in this prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement before making an investment in the securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” in this prospectus and in our most recent Annual Report on Form 20-F for a more thorough description of these and other risks.
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Our business is highly dependent on the success of our lead product candidate, Tinlarebant (a/k/a LBS-008). If we are unable to develop, obtain marketing approval for or successfully commercialize Tinlarebant, either alone or through a collaboration, or if we experience significant delays in doing so, our business could be harmed;

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All of our product candidates (i.e. Tinlarebant and LBS-009) are in clinical or preclinical development. If we are unable to complete clinical development and obtain regulatory approval to ultimately commercialize our product candidates, or if we experience significant delays in doing so, our business, financial condition, results of operations and prospects will be materially harmed;

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We have recorded net cash outflow from operating activities since our inception and will need to obtain additional financing to fund our operations. If we are unable to obtain such financing, we may be unable to complete the development and commercialization of our product candidates;

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We have a limited operating history and no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability;

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The regulatory approval processes of the FDA, the TGA, the NMPA, the EMA and other comparable regulatory authorities are time-consuming and may evolve over time, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed;

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All material aspects of the research, development, manufacturing and commercialization of pharmaceutical products are heavily regulated;

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If we are unable to obtain and maintain patent and other intellectual property protection for our product candidates, or if the scope of such intellectual property rights obtained is not sufficiently broad, third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us, and our ability to successfully commercialize any product or technology may be adversely affected;

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We depend on intellectual property licensed from third parties, and our current and future licensors may not always act in our best interest. If we fail to comply with our obligations under our intellectual property licenses, if the licenses are terminated or if disputes regarding these licenses arise, we could lose significant rights that are important to our business;

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected;

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Our future success depends on our ability to attract, retain and motivate senior management and qualified scientific employees;

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As we rely on third parties to conduct our preclinical studies, clinical trials, contract manufacture drug substances and drug products, and provide other important services related to product development, regulatory submissions, and commercialization, if we lose our relationships with these third parties or if they do not successfully carry out their contractual duties, comply with applicable laws, or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed;
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We expect to seek to establish collaborations and, if we are not able to establish them on commercially reasonable terms, we may have to alter our development and commercialization plans; and

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As a result of our principal shareholder, Lin Bioscience International Ltd.’s significant share ownership position in us, it is able to influence corporate matters and a conflict of interest may arise between our principal shareholder and us.

Implications of Being an Emerging Growth Company
We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) December 31, 2027; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non- convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of being a Controlled Company
We are a “controlled company” as defined under the Nasdaq Stock Market Rules, because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that:
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a majority of our board of directors must be independent directors;

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our compensation committee must be composed entirely of independent directors; and

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our corporate governance and nomination committee must be composed entirely of independent directors.

As of the date of this prospectus, three of our seven directors were independent and the remaining four directors, including our chief executive officer and chief financial officer, were appointed by our controlling shareholder.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.
All statements other than statements of historical facts are forward-looking statements. These forward- looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,”“could,”“estimate,”“expect,”“intend,”“may,”“plan,”“potential,”“predict,”“project,”“should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.
Forward-looking statements in this prospectus include, but are not limited to, statements about:
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the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our discovery programs;

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the timing and likelihood of regulatory filings and approvals, including with respect to additional indications beyond the initial indication for which we are seeking approval for our product candidates;

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our ability to advance our product candidates into drugs, and the successful completion of clinical trials;

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the approval, commercialization, pricing and reimbursement of our product candidates;

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the competitive landscape and size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

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estimates of our costs, expenses, future revenues, capital expenditures and our needs for additional financing;

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our ability to attract and retain senior management and key employees;

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our future business development, financial condition and results of operations;

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future developments, trends, conditions and competitive landscape in the industry and markets in which we operate;

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our strategies, plans, objectives and goals and our ability to successfully implement these strategies, plans, objectives and goals;

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costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

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our ability to establish and maintain collaborations or licensing agreements;

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our ability to identify and integrate new product candidates, technologies and/or suitable acquisition targets;

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our ability to effectively manage our growth;

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changes to regulatory and operating conditions in our industry and markets; and

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the potential impact of COVID-19 and other epidemics on our current and future business development, financial condition and results of operations.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our annual reports on Form 20-F and reports on Form 6-K filed with the SEC and incorporated by reference into this prospectus discusses the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the continued research and clinical development, manufacture or commercialization of our Tinlarebant and other product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities, or adopt other cash management measures as our board considers appropriate.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares comprised of (i) 400,000,000 ordinary shares of a par value of US$0.0001 each, and (ii) 100,000,000 undesignated shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our third amended and restated memorandum and articles of association. As of the date of this prospectus, 31,857,802 ordinary shares were issued and 31,837,660 ordinary shares were outstanding. All of our issued and outstanding ordinary shares are fully paid.
Our Third Amended and Restated Memorandum and Articles of Association
The following are summaries of material provisions of our current third amended and restated memorandum and articles of association that became effective immediately prior to the completion of our initial public offering, or IPO, in April 2022 (our “Memorandum and Articles of Association”) insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our Memorandum and Articles of Association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders, whether residents or non- residents of the Cayman Islands, may freely hold and vote their shares as described below.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if that would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid.
Voting Rights.   Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. On all matters subject to a vote at general meetings of our company, (1) on a show of hands, each shareholder shall be entitled to one vote, whereas (2) on a poll, each shareholder shall be entitled to one vote per ordinary share. Our ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders shall be decided by way of a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Where a show of hands is allowed, before or on the declaration of the results of the show of hands, a poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at the meeting. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to our Memorandum and Articles of Association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of

Association provide that we may (but are not obliged to, unless as required by applicable law or the Nasdaq Stock Market rules) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our Board of Directors or a majority of our directors (acting by a resolution of our board). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors.
Our Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our Board of Directors may, in its absolute discretion, from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our Board of Directors or by our shareholders by ordinary resolution. Our company may also redeem or repurchase any of our shares on such terms and in such manner as have been approved by our Board of Directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to any class, be deemed to be materially adversely varied or abrogated by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our Memorandum and Articles of Association authorize our Board of Directors to issue additional ordinary shares from time to time as our Board of Directors may determine, to the extent of available authorized but unissued shares.
Our Memorandum and Articles of Association also authorize our Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights;

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the rights and terms of redemption and liquidation preferences; and

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any other powers, preferences and relative, participating, optional and other special rights.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our Memorandum and Articles of Association, our register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we provide our shareholders with annual audited financial statements that are filed in our annual reports on Form 20-F. See “Where You Can Find More Information.”
Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Exempted Company.   We are an exempted company with limited liability under the Companies Act.
The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (a) 75% in value of shareholders or class of shareholders, as the case may be; or (b) a majority in number representing 75% in value of creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage.

This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and any such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.
There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by any applicable law or the Nasdaq Stock Market rules from being a director; (v) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (vi) is removed from office pursuant to any other provision of our Memorandum and Articles of Association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a) is or is likely to become unable to pay its debts; and
(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.
The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the Board of Directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders, or, if we are unable to pay our debts as they fall due, by an ordinary resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied or abrogated with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied or abrogated by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Memorandum and Articles of Association, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Ordinary Shares
In April 2022, we completed our IPO on the Nasdaq Capital Market pursuant to which we issued 6,000,000 ADSs, representing 6,000,000 ordinary shares, at $6.00 per share for gross proceeds of $36.0 million. On May 20, 2022, the underwriter partially exercised its over-allotment option to purchase 772,091 ADS, resulting in additional net proceeds of $4.3 million.
In connection with our IPO, we adopted the 2022 Performance Incentive Plan, to provide additional incentives to selected employees, directors and consultants, and to enable our company to obtain and retain the services of these individuals. The 2022 Performance Incentive Plan enables us to grant share options, share appreciation rights and other awards to our employees, directors and consultants. The initial aggregate amount of ordinary shares that may be issued under the 2022 Performance Incentive Plan is 1,748,667, provided that the shares reserved under the 2022 Performance Incentive Plan shall automatically increase on the first trading day in January of each calendar year during the term of the 2022 Performance Incentive Plan, commencing in January 2023, by an amount equal to (i) four percent (4%) of the total number of ordinary shares issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such lesser number of ordinary shares as may be established by our Board of Directors. As of January 24, 2025, there were 1,310,319 shares remaining available for grant.
In June 2023, we completed a follow-on offering of (i) 2,000,000 ADSs, each representing one ordinary share of our Company, par value $0.0001 per share, for an aggregate proceeds of US$30 million and (ii) warrants to purchase 2,000,000 ordinary shares of our Company, with an exercise period of five year at an exercise price of US$18.00 per share.

On June 16, 2023, we entered into a Sales Agreement with SVB Securities LLC and Cantor Fitzgerald & Co. in connection with the offer and sale from time to time through an “at-the-market offering” (ATM) program, with SVB Securities LLC and Cantor Fitzgerald & Co. as sales agents, ordinary shares of our Company represented by ADSs of an aggregate offering price up to US$100 million. The Sales Agreement provided for we to pay SVB Securities LLC and Cantor Fitzgerald & Co. a commission of 3.0% of the aggregate gross proceeds from each sale of ADSs occurring pursuant to the Sales Agreement. The offer and sale of ADSs in the ATM offering were made pursuant to the Company’s shelf registration statement on Form F-3 that was declared effective by the SEC on May 30, 2023, the base prospectus contained therein dated May 30, 2023, and a prospectus supplement related to the ATM offering dated June 16, 2023.
On April 25, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor, relating to the registered direct offering of 651,380 ADSs, each representing one ordinary share, and warrants to purchase 651,380 ordinary shares represented by ADSs, at a price of $38.38 per ADS and accompanying warrant. The registered direct offering was made pursuant to the Company’s shelf registration statement on Form F-3 (File No. 333-272125), which was declared effective on May 30, 2023, the base prospectus contained therein dated May 30, 2023, and a prospectus supplement related to the registered direct offering dated April 29, 2024.
On November 3, 2024, we entered into an inducement offer letter agreement (the “Letter Agreement”) with a healthcare focused institutional investor (the “Institutional Holder” or “Selling Shareholder”) of the Company’s existing warrants to purchase 651,380 ordinary shares represented by ADSs, at a price of US$44.14 per ordinary share (the “Existing Warrants”). Pursuant to the Letter Agreement, the Institutional Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 651,380 of the Company’s ordinary shares at an exercise price of US$44.14 per ordinary share in consideration of the Company’s agreement to issue to the Holder new warrants (the “New Warrants” or “Selling Shareholder Warrants”), to purchase up to an aggregate of 651,380 ordinary shares (the “New Warrant Shares” or “Selling Shareholder Warrant Shares”), at an exercise price of US$70.00 per ordinary share. The closing of the transactions contemplated pursuant to the Letter Agreement occurred on November 4, 2024.
Depositary, Transfer Agent and Registrar
The depositary for the ADSs is Deutsche Bank Trust Company Americas. Our ordinary share register is maintained by Maples Fund Services (Cayman) Limited. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.
Listing
Our ADSs are listed on the Nasdaq Capital Market under the symbol “BLTE.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one ordinary share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those

ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

•
Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our Memorandum and Articles of Association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our Memorandum and Articles of Association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our Memorandum and Articles of Association, any resolutions of our Board of Directors adopted pursuant to such Memorandum and Articles of Association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our Memorandum and Articles of Association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our Memorandum and Articles of Association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

If we:	Then:
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted, which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our Memorandum and Articles of Association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Memorandum and Articles of Association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or
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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ADSs and/or ordinary shares and/or preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman and United States federal income tax consequences;

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the anti-dilution provisions of the warrants, if any; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case of warrants to purchase ADSs or ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
We issued to The Benchmark Company, LLC, as the representative of the underwriters of our initial public offering, warrants to purchase a number of ADSs equal to 2.5% of the ADSs sold by us in our initial public offering, including ADSs sold upon the exercise of the option to purchase additional ADSs (the “Representative’s Warrants”). The Representative’s Warrants have an exercise price equal to US$7.50 per ADS. The Representative’s Warrants are exercisable until April 29, 2027. The Representative’s Warrants are also exercisable on a cashless basis.
In June 2023, we completed a follow-on offering of (i) 2,000,000 ADSs, each representing one ordinary share of our Company, par value $0.0001 per share, for an aggregate proceeds of US$30 million and (ii) warrants to purchase 2,000,000 ordinary shares of our Company, with an exercise period of five year at an exercise price of US$18.00 per share.
On April 25, 2024, we entered into a Securities Purchase Agreement with an institutional investor, relating to the registered direct offering of 651,380 ADSs, each representing one ordinary share, and warrants to purchase 651,380 ordinary shares represented by ADSs, at a price of $38.38 per ADS and accompanying warrant. The warrants are exercisable immediately, expire five years from the date of issuance and have an exercise price of $44.14 per ADS.

On November 3, 2024, we entered into a Letter Agreement with a healthcare focused Institutional Holder of the Company’s Existing Warrants. Pursuant to the Letter Agreement, the Institutional Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 651,380 of the Company’s ordinary shares at an exercise price of US$44.14 per ordinary share in consideration of the Company’s agreement to issue to the Holder New Warrants, to purchase up to an aggregate of 651,380 New Warrant Shares, at an exercise price of US$70.00 per ordinary share.
As of the date of this prospectus, warrants to purchase an aggregate of 876,445 ADSs remain outstanding and exercisable.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS
We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or preferred shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the form of such overallotment purchase rights;

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the aggregate number of such overallotment purchase rights;

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the price or prices at which such overallotment purchase rights will be issued and exercised;

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the currency or currencies in which the price of such overallotment purchase rights will be payable;

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the securities purchasable upon exercise of such overallotment purchase rights;

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the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

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if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

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if applicable, any provisions for cashless exercise of the overallotment purchase rights;

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if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the overallotment purchase rights, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, and/or preferred shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each shareholder;

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the number and terms of the ordinary shares, and/or preferred shares, and/or ADSs, which may be purchased per subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES
We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.
The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.
The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger, or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger, or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency, or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above in the subsection entitled “— Consolidation, Merger, or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the subsection entitled “— General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling shareholders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or selling shareholders may offer, sell or distribute our securities from time to time in one or more public or private transactions:
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through underwriters;

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through agents;

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to dealers;

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directly to one or more purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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in block trades;

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through a combination of any of the above; and

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any other method permitted pursuant to applicable law. Any sale or distribution may be effected by us:

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at market prices prevailing at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated or fixed prices.

At any time a particular offer of the securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In addition, we or selling shareholders may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.
Through Underwriters
If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.
During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers
We or selling shareholders may sell or distribute the securities directly or through agents we or selling shareholders designate from time to time.
Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we or selling shareholders will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.
Direct Sales
We or selling shareholders may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.
Delayed Delivery
If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loans of Securities
We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.
General
Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the securities we will offer. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We will send our transfer agent a copy of all notices of our general meetings of shareholders and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our Annual Report on Form 20-F (File No. 001-41359) for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

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the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on April 20, 2022, and any amendment or report filed with the SEC for the purpose of updating the description;

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with respect to each offering of securities under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus; and

•
the information specifically incorporated by reference herein from our report of foreign private issuer on Form 6-K filed with the SEC on March 12, 2024, (two filings), March 22, 2024, April 26, 2024, May 14, 2024, August 9, 2024, September 3, 2024, November 4, 2024 and November 12, 2024.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Belite Bio, Inc
12750 High Bluff Drive Suite 475,
San Diego, CA 92130
Tel: +1-858-246-6240
Attention: Chief Financial Officer

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles of Association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
Most of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As of the date of this prospectus, none of our officers, directors or other members of our senior management are located in China.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (b) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize and enforce a final and conclusive judgement in personam obtained in federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature, a fine or a penalty or similar fiscal or revenue obligations) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of the natural justice of Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment was not obtained in a manner, and is not of a kind the enforcement of which, is contrary to natural justice or the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

LEGAL MATTERS
We are being represented by O’Melveny & Myers LLP with respect to legal matters of U.S. federal securities and New York State law. The validity of the offered securities and certain other matters of Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. O’Melveny & Myers LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Belite Bio, Inc at December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 appearing in Belite Bio, Inc’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum Asia CPAs LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, NY 10001.
The consolidated financial statements of Belite Bio, Inc for the year ended December 31, 2021, appearing in Belite Bio, Inc’s Annual Report (Form 20-F) for the year ended December 31, 2023 has been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their reports (which contains an explanatory paragraph relating to substantial doubt about the ability of Belite Bio, Inc to continue as a going concern, as described in Note 2 to the consolidated financial statements) thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006.

Belite Bio, Inc
         American Depositary Shares
Representing         Ordinary Shares

PROSPECTUS SUPPLEMENT

Morgan Stanley	Leerink Partners	BofA Securities	Cantor

            , 2025